APPRAISAL REPORT

                                       OF

                                 NINE MILE PLAZA
                            COMMUNITY SHOPPING CENTER
                             312 EAST NINE MILE ROAD
                            PENSACOLA, FLORIDA 32514
                                    (C97-150)

                                       FOR

                                MR. LARRY MILLER
                              MERRILL LYNCH AND CO.
                          WORLD FINANCIAL CENTER-NORTH
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 13, 1997

                                       BY

                           HOWARD J. PORTER, MAI, CCIM
                           MATTHEW S. RICE, ASSOCIATE
                                 611 STAGE ROAD
                                   P.O. BOX 28
                                AUBURN, AL 36831
                                 (334) 826-8682

                          [LOGO]H.J. PORTER ASSOCIATES
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                      LETTERHEAD OF H.J. PORTER ASSOCIATES

                                                                 August 30, 1997

Mr. Larry Miller
Merrill Lynch & Co.
World Financial Center - North Tower
New York, NY 10281

                                         Re: Appraisal of
                                             Nine Mile Plaza
                                             Community Shopping Center
                                             312 East Nine Mile Road
                                             Pensacola, Florida 32514

Dear Mr. Miller:

At your request, the below signed Associate has made an inspection, and we have completed an appraisal of the above referenced property. The purpose of this appraisal was to estimate the "As Is" market value of the leased fee interest in the property as of the date of inspection, and the prospective market value of the leased fee interest in the subject property "At Completion of Renovation", which is on-going and scheduled for completion by October 1, 1997, according to information provided by the developer. The subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. As such, the estimated value of the subject property is subject to the above conditions.

This complete appraisal communicated in a self contained narrative report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP). Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market value of the leased fee interest in the subject property on the effective dates of value are:

"As Is" Market Value Estimate
as of August 13, 1997:

               TWELVE MILLION SIX HUNDRED NINETY THOUSAND DOLLARS
                                  ($12,690,000)
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Mr. Miller
August 30, 1997
Page 2

Prospective Market Value Estimate
"At Completion of Renovation" as of October 1, 1997

                            THIRTEEN MILLION DOLLARS
                                  ($13,000,000)

These values are subject to the Special Assumptions and Limiting Conditions outlined on Page 1 of the report. Also, please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value within a given range. Future employment prospects with Merrill Lynch and Company are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter. The attached report is submitted in support of these conclusions.

                                Yours very truly,


/s/ Howard J. Porter, Jr.                   /s/ Matthew S. Rice
Howard J. Porter, Jr., MAI, CCIM            Matthew S. Rice, Associate
Certified General Real Property Appraiser   Certified General Real Property
Alabama Certificate #G00051                  Appraiser
                                            Florida Temporary Practice Permit
                                             #0001155


                          [LOGO]H.J. PORTER ASSOCIATES
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:        Nine Mile Plaza
                                Community Shopping Center
                                312 East Nine Mile Road
                                Pensacola, Florida 32514

Highest and Best Use
As Is and As Proposed:          Community Shopping Center

Dates of Value:                 "As Is":                         August 13, 1997
                                "At Completion of Renovation":   October 1, 1997

Site Data:                      15.63  Acres, irregular shaped.

Building Size
    "As Proposed":              190,137  Sq.Ft.  Gross Rentable Area divided as:
                                46,372   Sq.Ft.  Winn Dixie
                                78,000   Sq.Ft.  TJX Companies
                                8,640    Sq.Ft.  Eckerd Drugs
                                52,025   Sq.Ft.  Non-Anchor Shop Space
                                5,100    Sq.Ft.  Fast Food Space

     "As Is":                   184,084 Sq.Ft.

Estimated Land Value:           $1,560,000

Prospective Market Value
Indications "At Completion
of Renovation"

      Cost Approach             $11,670,000
      Income Approach           $13,110,000
      Market Approach           $12,500,000

      Concluded Prospective
      Value Estimate            $13,000,000

As Is Market Value Estimate:    $12,690,000


                                                       H. J. Porter & Associates
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                                TABLE OF CONTENTS

Intended Use of Appraisal....................................................  1
Type Appraisal/Type Report...................................................  1
Special Assumptions & Limiting Conditions....................................  1
Environmental Considerations.................................................  2
Americans with Disabilities Act..............................................  2
Scope of the Assignment......................................................  2
Date of Value Estimate/Date of Report........................................  3
Exposure Time................................................................  4
Property Ownership...........................................................  4
Property Location............................................................  4
Zoning/Public Utilities......................................................  5
Legal Description/Land Size..................................................  6
Ad Valorem Tax Analysis......................................................  7
Purpose of Appraisal/Definition of Value.....................................  9
Rights Appraised.............................................................  9
Area Analysis - Pensacola, Florida........................................... 10
Neighborhood Analysis.......................................................  18
Site Analysis...............................................................  21
Description of Improvements (Proposed Renovation)...........................  22
Highest and Best Use........................................................  24
The Appraisal Process.......................................................  27
Land Value - Direct Comparison..............................................  30
Cost Approach to Value......................................................  36
Income Approach to Value....................................................  42
Sales Comparison Approach...................................................  64
Reconciliation and Final Value Estimate.....................................  76
Value "As Is"...............................................................  77
Certification...............................................................  78

      EXHIBITS
      --------

      Location Map................................................ Facing Page 4
      Tax Map Location............................................ Facing Page 7
      Area Map................................................... Facing Page 10
      Subject Photographs........................................ Facing Page 18
      Site Plan.................................................. Facing Page 21
      Land Sales Map............................................. Facing Page 34
      Rental Location Map........................................ Facing Page 47
      Improved Sales Map......................................... Facing Page 73


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TABLE OF CONTENTS - (CONTINUED)

      REAR EXHIBITS
      Improved Sale Photographs
      Lease Synopsis
      Engagement Letter
      Assumptions and Limiting Conditions
      Appraisers' Qualifications


                                                       H. J. Porter & Associates
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                                                                               1


INTENDED USE OF APPRAISAL

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch and Co. to potential investors in a securitization or other sale of mortgage loans. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client is a "Self Contained Appraisal Report" in accordance with Standard Rule 2-2a.

SPECIAL ASSUMPTIONS & LIMITING CONDITIONS

The value estimates presented within this report are subject to the satisfactory completion of the on- going renovation and proposed additions. Satisfactory completion includes the development of the improvements without significant changes in size or construction quality from that reported herein. Plans and specifications for the proposed property improvements were not available to the appraisers. Therefore, interviews with representatives of Newton, Oldacre, McDonald, including Woody Camp, were used to determine the quality and extent of the proposed renovation and addition. Value estimates within the report are based on these interviews as well as the a physical inspection of the subject property by the Associate Appraiser.

It should be noted that the Winn Dixie additions and renovations have not yet been performed. However, the landlord has paid Winn Dixie its contribution for the proposed additions and renovation to their store, and the Winn Dixie lease amendment has been executed. Thus, even though the proposed property improvements to Winn Dixie have not yet occurred, Winn Dixie has begun paying under the new base terms. Winn Dixie is responsible for performing the proposed renovations and additions to its space.

The Eckerd's lease specifies that the subject's parking ratio can not fall below
5.18 parking spaces for each 1,000 square feet of gross leasable area. The proposed site plan prepared by Holmes- Wilkens Architects, dated March 11, 1997, indicates 864 parking spaces, indicating a parking ratio as proposed of 4.54 spaces. The parking ratio as proposed appears to fall below Eckerd's minimum requirements. Also, the proposed parking ratio does not meet the Payless Shoe Store tenant requirements of one space per 200 gross square feet. The appraisers are unaware of any lease amendments altering the above mentioned minimum parking requirements. The value estimates found herein are subject to tenant approval of the parking ratio as proposed.


                                                       H. J. Porter & Associates
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                                                                               2


ENVIRONMENTAL CONSIDERATIONS

No current Environmental Site Assessment was provided to the appraisers. The appraised value contained herein assumes that the subject is free of any environmental contamination or atypical soil conditions. Should there be environmental related issues, the right to review the appraised values is reserved by the appraisers.

AMERICANS WITH DISABILITIES ACT

The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not the proposed improvements are in conformity with the various detailed requirements of the ADA. If not, this fact could have a negative effect upon the value of the property. Possible non- compliance with the requirements of ADA in estimating the value of the property has not been considered.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to strict release provisions.

The subject property is existing and is proposed for renovation under its current use a community shopping center. The property is valued at two points in time which reflect the different stages of renovation. The primary analysis presented in this report is the value "At Completion of Proposed Renovation". This value estimate considers the prospective value of the property as of the date of completion of the on-going renovation and proposed 2,800 square foot shop space addition, which is projected by the developer for October 1, 1997. The "As Is" value reflects the estimated value of the property as of the Date of Inspection. The value "As Is" is estimated by deducting the remaining estimated costs of the on-going renovation and an allowance for developer's profit from the value "At Completion of Proposed Renovation".

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in the Pensacola area. In the Cost Approach, local Realtors(R) and Appraisers were contacted and a search of public records was made to locate comparable land sales. A detailed inspection of the property was made. Construction detail was provided to the appraisers by Woody Camp and Tom Newton, with Newton, Oldacre, McDonald, project developers. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the Pensacola market.


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SCOPE OF THE ASSIGNMENT - (CONTINUED)

In the Income Approach to Value a survey of local retail market conditions was made by interviews with local leasing and management agents. Estimates of market rent for the non-anchor tenants were made. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys. Recent discussions with shopping center investors indicate that primary purchase decisions are based on direct capitalization of stabilized net operating income.

Local Realtors(R) and Appraisers were interviewed to locate sales of comparably improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to indicate a value estimate "At Completion of Proposed Renovation." Finally, the "As Is" value of the property was calculated by deducting the estimated cost of renovation including the addition of developers profit from the value "At Completion of Proposed Renovation."

DATE OF VALUE ESTIMATE/DATE OF REPORT

The subject property is valued at two points in time which reflect different stages of renovation. The subject is appraised "At Completion of Proposed Renovation." According to information provided by Newton, Oldacre, McDonald, project developer, construction on all of the improvements, except Winn-Dixie, will be complete by October 1, 1997. It should be noted that the Winn Dixie additions and renovations have not yet been performed. However, the landlord has paid Winn Dixie its contribution for the proposed additions and renovations to their store, and the Winn Dixie lease amendment has been executed. Thus, even though the proposed property improvements to the Winn Dixie space have not yet occurred, Winn Dixie has begun paying the new established rental rate. As such, the value "At Completion of Proposed Renovation" is made effective as of October 1, 1997.

The property is also appraised "As Is" which reflects the value of the property as of the date of inspection being prior to completion of the on-going renovation and proposed 2,800 square foot shop space addition. This date of value is made effective as of August 13, 1997, being the most recent date of inspection by the Associate Appraiser.

The data utilized in preparing this appraisal was researched, gathered and/or updated during the period August 9, 1997, to August 30, 1997. The date of the appraisal report is made effective as of the date of transmittal letter.


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                                                                               4


EXPOSURE TIME

The estimated exposure time for the subject property, to obtain the values communicated herein, is estimated to have been one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the comparable sales found in the Sales Comparison Approach. Further support is offered by the Second Quarter of 1997 Korpacz Real Estate Investor Survey, which indicates an average marketing time of 8.70 months.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                            Nine Mile Partners, Ltd.
                                 P.O. Box 680176
                              250 Washington Street
                            Prattville, AL 36067-3603

The subject property was purchased by the current owners on February 18, 1997 from Ninemile Property Managers, Ltd for $7,051,500. Since the date of purchase, the Winn-Dixie lease has been renegotiated at a significantly higher rate and significant property upgrades are underway. No other transactions involving the subject property have occurred in the five years prior to the date of appraisal. To the best of our knowledge, there are no pending offers to purchase the subject property nor is it currently listed for sale.

PROPERTY LOCATION

The subject property is located in a unincorporated area of Escambia County, Florida. The north margin of Nine Mile Road forms the south side of the property while Music Lane and Chemstrand Road form the east and west boundaries, respectively. Approximately 1.7 miles west of the site is Pensacola Blvd. The site lies approximately 2 miles north of I-10, and 8 miles northwest of the central business district of Pensacola. The property is located by street address as:

                                 Nine Mile Plaza
                             312 East Nine Mile Road
                            Pensacola, Florida 32514


                                                       H. J. Porter & Associates
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                                                                               5

ZONING/PUBLIC UTILITIES

The subject property is located in an unincorporated area of Escambia County, Florida and falls under the county's zoning jurisdiction. The property is currently zoned C-2, General Commercial District which allows for shopping center use. Zoning regulations for this property type and district require front and rear yard minimum setbacks of 15 feet and a side yard of 10 feet. For property adjoining a residential district, screening must be provided. There is no minimum site area or width. The maximum site coverage is 85%. One parking space per 500 square feet of building area is required. Based on these requirements, the proposed improvements appear to comply with existing zoning regulations. The subject has access to all necessary public utilities, including electric, gas, water, sewage and telephone. The major utility providers include BellSouth, Gulf Power, Escambia Utilities Authority (water/sewer), and Energy Services of Pensacola (natural gas). Public services such as police and fire protection are amply provided for by Escambia County.


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LEGAL DESCRIPTION/LAND SIZE

Based on the As Built survey, as provided to the appraisers by Woody Camp with the project developer, the subject property is legally described as:

      Commence at the Southwest corner of Section 7, Township 1 South, Range 30 West, Escambia County, Florida; Thence go North 01(degrees)13'41" East along the West line of the aforesaid Section 7 a distance of 98.36 feet to the Northerly right-of-way line of U.S. Highway 90 (9 Mile Road, 20'R/W); Thence go South 88(degrees)17'00" East along the Northerly right-of-way line of U.S. Highway 90 a distance of 191.71 feet to the point of beginning; thence go North 01(degrees)05'59" East a distance of 140.00 feet; thence go North 88(degrees)17'00" West a distance of 140.00 feet to the Easterly right-of-way line of Chemstrand Road (State Road No. 292.100' R/W); thence go North 01(degrees)05'59" East along said Easterly right-of-way line a distance of 426.39 feet to the Southwest corner of Whispering Pine Subdivision as recorded in Plat Book 4 at Page 26 of the Public Records of Escambia County, Florida; thence go South 88(degrees)19'24" East along the South line of the aforesaid Whispering Pines Subdivision a distance of 1060.39 feet; thence departing said South line South 01(degrees)10'23" West a distance of 17.57 feet; thence go South 88(degrees)19'24" East a distance of 181.31 feet to the Westerly right-of-way line of Music Lane (66' R/W); thence go South 01(degrees)10'23" West along the aforesaid Westerly right-of-way line of Music Lane a distance of 549.67 feet to the Northerly right-of-way line of the aforementioned 9 Mile Road; thence go North 88(degrees)17'00" West along the aforesaid right-of-way line a distance of 1100.99 feet to the point of beginning. The above described parcel of land is situated in
      Section 7, Township 1 South, Range 30 West, Escambia County, Florida, and contains 15.63 acres.

Based on this description, the subject property is irregular in shape and contains a total land area of 15.63 acres. The subject property has 1,102.38 feet of frontage on Nine Mile Road, 549.30 feet on Music Lane, and 426.39 feet on Chemstrand Road.

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under one management, and subject to stringent release provisions. The other shopping centers included in the portfolio are listed as follows:

Greenbrier Station Shopping Center
Anniston, AL

Clanton Marketplace
Clanton, AL

Betts Crossing Shopping Center
Opelika, AL
Opp Marketplace
Opp, AL

Russell Crossing Shopping Center
Phenix City, AL


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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)

29 North Shopping Center
Cantonment, FL

59 West Shopping Center
Bessemer, AL

Parker Shopping Center
Parker, FL

The "Y" Shopping Center
Panama City Beach, FL

Mandeville Marketplace
Mandeville, LA

Brownsville Place Shopping Center
Brownsville, TN

Chicot Crossing Shopping Center
Pascagoula, MS

Delchamps Plaza
Long Beach, MS

One Main Place
Moss Point, MS

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Escambia County Tax Collector's Office and is found on the tax rolls as:

Assessed to:                        Nine Mile Property Managers Partnership
                                    27421 Polaris St.
                                    Orange Beach, Alabama 36561

Parcel I.D. #:                      07-1S-30-2301-000-000


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AD VALOREM TAX ANALYSIS - (CONTINUED)

Value:                              Land:                     $1,145,480
                                    Improvements:             $3,606,940
                                                              ----------
                                    Total:                    $4,752,420
Annual Tax:                         $89,901.53

The subject property is undergoing a renovation and a proposed 2,800 square foot addition. Therefore, taxes for the completed shopping center must be estimated. In order to estimate the ad valorem tax for the subject at completion, current tax values for several other comparable shopping centers are analyzed on a per unit basis. Total tax in Escambia County for commercial property is based on the current millage rate as applied to the assessed value as determined by the county appraisers office. The current millage rate for the subject area is
18.917 mills.

The tax comparables utilized include:

===================================================================================================
                                       Ad Valorem Tax Analysis
===================================================================================================
                                                                         North Plaza
                           Subject Nine Mile                 Food World     Shopping
Name                                   Plaza                Supercenter       Center  Ensley Square
---------------------------------------------------------------------------------------------------
Year Built                              1985                       1992         1986           1976
Size of Improvements                 184,949                     59,866       84,638         60,630
Total Market Value                $4,752,420                 $2,574,330   $2,353,230     $2,144,230
Value per sq.ft. - Total              $25.70                     $43.00       $27.80         $35.37
===================================================================================================
Total Estimated Tax Value            190,137 sq.ft.(GLA) x       $35.00   per sq.ft.     $6,654,795
Millage                                                                                    0.018917
                                                                                         ----------
Estimated Tax                                                                              $125,889
===================================================================================================

The subject's size is based on the gross leasable area of the improvements, including the proposed 2,800 square foot addition and the proposed addition to Winn Dixie. Based on this comparison, the subject's stabilized assessment, considering the renovation underway and the proposed additions, is estimated at $35.00 per square foot. Using the 1996 millage of .018917, the stabilized ad valorem tax burden is estimated at $125,889, or $126,000, rounded.


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PURPOSE OF APPRAISAL/DEFINITION OF VALUE

This appraisal is made for the purpose of estimating the market value of the subject property. The value estimate "As Is" reflects the leased fee interest in the subject property as of the Date of Inspection and prior to completion of the renovation and building addition. The value "At Completion of Proposed Renovation" is the leased fee interest in the subject after completion of renovation and proposed additions.

Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

3.    A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, " an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A lease synopsis for each of the subject's tenants is found in the Addendum.


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AREA ANALYSIS - PENSACOLA, FLORIDA

The Pensacola Metropolitan Statistical Area (MSA) consists of two counties - Escambia and Santa Rosa. The City of Pensacola, is the largest city in the MSA, and an analysis of the subject's environment should begin with the City of Pensacola and the MSA in general. The four basic factors which must be considered in analyzing an area include:

         1 - Physical and Locational Factors
         2 - Economic Considerations
         3 - Governmental Considerations
         4 - Social Factors

Each of these factors is discussed with conclusions as to their effect on the subject property.

Physical and Locational Factors

The Pensacola Metropolitan Area is located in the extreme western section of the Florida panhandle. The area is bordered to the north by Escambia County, Alabama, to the east by Okaloosa County, Florida, to the south by the Gulf of Mexico, and to the west by Baldwin County, Alabama. The Pensacola MSA covers a land area of 1,685 square miles. The City of Pensacola is the dominant urban area in the region. The smaller municipalities in the area include Milton, Pace, Gulf Breeze, and Cantonment.

The city is recognized for its excellent port facility and deep water channel. The channel extends the length of Pensacola Bay from the Gulf of Mexico. This water channel connects with the inland industrial facilities found along the Escambia River. Pensacola is moderately industrialized with a relatively diverse range of industries attracted to the area's waterway system and port facilities, as well as the area's natural resources.

The area's land, water and air transportation system as well as terminal facilities are well developed and play an important role in the operation and growth of the economy. As expected by a port city, the dominant system is the water transport system accommodating ocean-going and inland river/canal transport and supporting the area's industrial base. The Pensacola area is served by 3 federal highways, 1 interstate highway system, 2 railroad systems, 6 commercial airlines, 1 bus line and numerous steamship/barge lines.

The interstate highway system makes Pensacola an excellent base for distribution. Interstate 10 extends through Escambia and Santa Rosa Counties, and offers east-west access from Jacksonville, Florida to San Diego, California. Interstate 65 is located in Mobile 65 miles to the west. This interstate originates in south central Mobile and extends northwardly terminating in Chicago, Illinois. Both interstates are heavily traveled and accommodate a large volume of local and long


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Physical and Locational Factors

distance traffic. Construction has been completed on the I-110 spur to Downtown Pensacola. These improvements will continue to provide an excellent highway system necessary for commerce.

Water transportation has contributed significantly to the economic development of the area. The City operates the Port of Pensacola. There is a total of 50 acres of port facility with 460,000 sq.ft. of warehouse space. Convenient access to both railway and interstate transportation is available at the port. Freight rail service in the Pensacola area is provided by Burlington Northern and CSX Transportation. Passenger service is provided by Amtrak.

Economic Considerations

The Pensacola Metropolitan Area has a relatively diverse economic base, with the major industries being paper, chemicals, auto parts, textiles and electronics. These industries are attracted to the area's natural resources which include abundant water supplies required for paper and chemical processing (and transportation), extensive timber lands in the surrounding areas that provide raw materials for paper production, a port and river system that support water transport and oil and gas reserves. Additionally, the mild climate and abundant recreational water (and related) resources are fueling a growing tourist/convention industry.

Per Capita Income in an area indicates the overall potential of residential and retail sectors of the local real estate industry. In the case of residential property, increasing income at a rate greater than inflation influences the trade-up factor in housing whereby individuals are able to purchase more expensive housing or are able to renovate and add to their existing homes. Retail sales also benefit when people have more disposable income. Per Capita Income in Pensacola has increased by a factor of 86.6% between 1980 and 1990. This trend is projected to soften to a rate of 57.8% in the current decade. The following table illustrates historical and projected Per Capita Income for Escambia County.


                                                       H. J. Porter & Associates
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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Economic Considerations - (Continued)

           =======================================================
                     ESCAMBIA COUNTY - Per Capita Income
                     (in Millions, rounded to Thousands)
           =======================================================
                        1970                                 3,282
                        1980                                 8,039
                        1990                                15,002
                        1995                                18,509
                        2000                                23,668
                        2005                                30,351
           =======================================================
            Source: Pensacola Area Chamber of Commerce, Dept. of
                            Economic Development
           =======================================================

The regions major financial and lending institutions maintain a presence in the Pensacola area. Major banks include, AmSouth, SouthTrust, Compass, Barnett, Whitney, SunTrust, and First Union. These banks serve the needs of the region with the capacity to handle the larger lending needs of business and industry.

As an indicator of a growing economic base, taxable retail sales have increased over the past several years. The greatest growth took place in 1992 during the nationwide economic recovery following the recession of the early 1990's. Since 1992 the rate of sales growth has slowed to a more sustainable level. The following table demonstrates the change in retail sales since 1990.

    ====================================================================
                TAXABLE RETAIL SALES - PENSACOLA MSA
    ====================================================================
          Year                   Total               % Change
    --------------------------------------------------------------------
          1990               2,457,842,135                         4.9
          1991               2,463,296,714                          .2
          1992               2,728,671,683                        10.7
          1993               2,936,165,865                         7.6
          1994               3,126,552,039                         6.5
    ====================================================================
    Source: Pensacola Area Chamber of Commerce, Dept. of Economic
                            Development
    ====================================================================

As noted previously, the occupational structure of the Pensacola economy is changing rapidly. The fastest growing fields are in the services sector. This change has been most evident in the healthcare field. Healthcare is now the largest private employer in the Pensacola area. However, the largest total employment in the region is in government positions. Of the twelve largest employers in the area, all levels of government account for more than 67% of the total employment. The presence of the U.S. Navy has had a great impact on the city for many decades. As the U.S. military began contracting in the Post Cold War era, Pensacola actually saw little impact on its regional economy


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                                                                              13


AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Economic Considerations - (Continued)

due to the contraction. This was due to the realignment of several military training operations which were reassigned to the Pensacola area.

The following table illustrates the twelve largest employers in the Pensacola area.

=============================================================================
                          PENSACOLA MSA MAJOR EMPLOYERS
=============================================================================
Company                                                             Employees
-----------------------------------------------------------------------------
Federal Government                                                     17,864
Local Government                                                        8,204
State of Florida                                                        3,996
Baptist Health Care (Health Care)                                       2,990
Sacred Heart Hospital (Health Care)                                     2,364
Monsanto Company (Nylon Fiber/Industrial Organic Chemicals)             1,500
HCA West Florida Regional Medical Center (Health Care)                  1,500
Gulf Power Company (Electric Utility)                                   1,523
Lakeview Center (Health Care)                                           1,300
Champion International Corporation (Paper Products)                     1,110
First Data Corporation                                                  1,100
Medical Center Clinic (Health Care)                                     1,127
=============================================================================
Source: Pensacola Area Chamber of Commerce, Dept. of Economic Development
=============================================================================

Governmental Considerations

The City of Pensacola has a Council-Manager form of government. The Council consists of 10 members elected for two year terms. The Manager is elected by the Council and oversees the daily operation of city government. A Mayor is also elected by the Council. The mayor only presides at council meetings but is not allowed to vote.

Escambia County is governed by a five member commission. These commissioners are elected for four year terms from the five county districts. An Administrator is elected by the Commission to oversee county operations.

Both the county and city administer their own zoning ordinances. Regional issues are handled by the West Florida Regional Planning Council. Building inspections are required for properties located in either the city or county. Each government entity maintains its own building department which provide inspection service and zoning compliance certification.

Public safety is handled by each individual government. The City of Pensacola maintains its own police force as well as employing over 100 fire fighters. In the areas of the county the Escambia County Sheriff's office provides police protection while there are 16 volunteer fire stations.


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Governmental Considerations - (Continued)

Florida has no individual income tax. Property and sales taxes provide necessary revenues to operate local government. Sales tax is levied on tangible items including rents, but is not levied on groceries and medicine. The current sales tax rate is 7%. A corporate income tax of 5.5% is levied using a prescribed formula.

Public utilities are provided by several major service providers. These include electricity by Gulf Power, telephone by BellSouth, gas by Energy Services of Pensacola, and water and sewer by Escambia County.

Social Considerations

Pensacola was first settled in 1559 by Don Tristan de Luna, a Spanish colonizer. Pensacola is known as the city of Five Flags, having been under the rulership of Spanish, French, British, Confederate, and United States governments. The city has the distinction of being the oldest settlement in Florida, and was established some six years prior to the colonization of St. Augustine. This diverse background has had a strong influence on the societal and cultural development of the area.

The cultural influences of old world Europe have directly impacted the architectural styles found throughout the city. The center of the city is Seville Quarter. This area is part of the original French settlement in Pensacola. Seville Quarter has been preserved and today serves as a centerpiece for entertainment and cultural activity. The architectural style found in the district is French Colonial with ornate iron work ornamentation and traditional brick construction.

The proximity of Pensacola to the Gulf of Mexico has undoubtedly been the greatest influence on the city. Today the Gulf and Pensacola Bay are home to much larger ocean going vessels than the Spanish Galleons that ported here in the 1500's. The United States Navy has the greatest maritime presence in the Pensacola area at present. Currently, there are several thousand Navy personnel based out of area stations and fields. The largest Naval facility in the area is Naval Air Station Pensacola.

A statistical study of the Pensacola area is best undertaken by examining the Pensacola MSA and more specifically Escambia County. The Pensacola MSA consists of the two most westerly counties in the Florida panhandle. These counties are Santa Rosa County to the East and Escambia County to the West. The City of Pensacola is located in Escambia County, the most populous county in West Florida.

The population of the Pensacola MSA has steadily increased over the past several decades with the greatest growth expected in the period between 1990 and 2000. The population of the MSA increased by increased by 9.5% between 1990 and 1995, an average annual increase of 1.9%.


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Social Considerations - (Continued)

The following table illustrates the historical increase as well as expected population trends for the coming decade.

                   ===========================================
                           POPULATION - PENSACOLA MSA
                                   (Thousands)
                   ===========================================
                        1970                       244.7
                        1980                       291.2
                        1990                       345.4
                        1995                       378.3
                        2000                       413.0
                        2005                       438.5
                   ===========================================
                   Source: Pensacola Area Chamber of Commerce,
                          Dept. of Economic Development
                   ===========================================

Household formation is one other factor which greatly influences the characteristics of an area. In the case of Pensacola household formation has outpaced general population growth. This factor influences the residential real estate market in particular in that more housing is necessary in order to accommodate the additional growth in the total number of households. The following table illustrates household growth in Escambia County in the recent past.

                   ===========================================
                              NUMBER OF HOUSEHOLDS
                                 Escambia County
                   ===========================================
                        1970                      60,800
                        1980                      81,300
                        1990                      98,800
                        1995                     106,600
                        2000                     114,800
                        2005                     121,100
                   ===========================================
                   Source: University of Florida, Bureau of
                         Economic and Business Research
                   ===========================================

Unemployment in the second quarter of 1996 for the Pensacola MSA, was estimated at 4%. This figure illustrates a figure 1% below the average for the state of Florida and the U.S. as a whole. Unemployment is expected to remain low into the following year.

As noted in the following table, the fastest growing employment sector in the region is service producing. The expected growth between 1990 and 1995 is near 250%. The indication is that the Pensacola area is experiencing a rapid transformation from being an industrial and manufacturing city to a financial and technological center.


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                                                                              16


AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Social Considerations - (Continued)

The following table illustrates expected trends in employment shifts by category.

================================================================================
                            EMPLOYMENT BY CATEGORIES
                                  Pensacola MSA
================================================================================
                                                                        % Change
                                   1980     1990     1995     2000   (1990-1995)
--------------------------------------------------------------------------------
Construction                      5,200    7,400    7,800   21,300          +5.4
Manufacturing                    14,200   12,800   11,900   11,200          -7.0
Transportation/Public Utilities   3,600    4,000    6,700    6,300         +67.5
Wholesale Trade                   2,500    4,100    5,000    5,700         +22.0
Retail Trade                     11,800   18,900   27,000   29,300         +42.9
Finance/Insurance/Real Estate     2,700    4,300    5,600    5,800         +30.2
Services                          9,300    9,900   34,600   45,500        +249.5
Government                       18,300   25,200   30,100   30,000         +19.4
Total Non-farm Employment        97,600  129,700  143,200  159,800         +10.4
================================================================================
Source: Pensacola Area Chamber of Commerce, Dept. of Economic Development
================================================================================

The University of West Florida, Pensacola Junior College, Troy Sate University -Florida Region, and Pensacola Christian College all provide undergraduate and post graduate educational opportunities to area residents. The schools presently serve approximately 50,000 students annually. Public schools in the Pensacola area are well recognized for providing a quality education. The special offerings for public school participants include international and medical training programs.

Numerous cultural activities are scheduled throughout the year, to include symphony and chamber music concerts, ballet, theatre, and opera. Major area attractions include Seville Quarter, the areas restored french quarter, the National Museum of Naval Aviation, the Pensacola Civic Center, and Pensacola Beaches. Major events held in Pensacola on an annual basis include Mardi Gras in February, the Fiesta of Five Flags in June, the Spring Jazz Festival.

Recreational facilities abound throughout the Pensacola region. There are more than a dozen public and private golf courses in the area. An annual PGA seniors event is sponsored in the Pensacola area. Gulf coast beaches also provide prime recreational opportunities.


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                                                                              17


AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)

Conclusion

Pensacola is recognized as a major commercial center for the State of Florida, and the West Florida Gulf Coast. With excellent facilities including interstates, railways, airports, and deep water sea ports, the areas transportation network serves to promote the desirability of Pensacola for Industrial and Commercial development. In addition to necessary infrastructure, the concerted efforts of local economic development agencies has greatly enhanced Pensacola's image as an industry and commerce friendly community. An abundance of social and cultural activities serve to promote the livability of the Pensacola metro area. The ability of Pensacola to attract investment capital should serve to promote sustained growth through the foreseeable future.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


                                                       H. J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                 [PHOTO OMITTED]

1.    Front View

2.    Front View

3.    View from across Nine Mile Road

4.    View of Interior Mall Area

5.    Rear View

6.    Popeye's Store

7.    Burger King Store

8.    Neighborhood View to the East along Nine Mile Rd.

9.    Neighborhood View to the West along Nine Mile Rd.


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

                                                                              18


NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses." The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)   Physical and Locational Factors
(2)   Economic Considerations
(3)   Governmental Considerations
(4)   Social Considerations

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

Physical and Locational Factors

The subject property lies north of Interstate 10, in an unincorporated part of Escambia County, Florida. The neighborhood lies generally north of the City of Pensacola. The neighborhood boundaries are Pine Forest Road to the West, Old Chemstrand Rd. to the north, Davis Highway to the east, and I-10 to the south. The subject property is located just east of the intersection of U.S. Hwy. 29 (Pensacola Blvd.) and Nine Mile Road. Chemstrand Road is a primary north/south route that runs along the west side of the subject site.

The primary traffic routes through the subject neighborhood include, Nine Mile Road, Pensacola Boulevard, Palafox Highway, Chemstrand Road, Pine Forest Road, University Parkway, and Olive Road. The major north/south arteries are Pensacola Blvd., Palafox Hwy., Pine Forest Rd., Davis Hwy., Chemstrand Rd., and University Pkwy. The major east/west arteries are Nine Mile Rd. and Olive Rd.

The subject neighborhood is in the growth period of its life cycle, with a mix of residential and supporting commercial use most predominant. As residential development continues, demand for supporting commercial property should increase, positively affecting property value. This is evident by the redevelopment of the subject property and the other new shopping center sites. One industrial area is located in the north part of the neighborhood and contains a steam operated power plant.

Despite some older development within the neighborhood, the demand for vacant residential land is strong. Several new residential subdivisions have been developed over the past few years. Residential development characteristics in the subject's immediate area are best classified as mid to upper income, with home prices in the $100,000 to $250,000 range. The average age of area housing is about 20 years.


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                                                                              19


NEIGHBORHOOD ANALYSIS - (CONTINUED)

Physical and Locational Factors

The topographic features of the neighborhood range from relatively level to rolling. Most commercial development has been undertaken on land with a level character similar to the subject's. Based on an inspection of area flood maps, the subject site is not located in a flood prone area.

Utilities available to the area are serviced by major providers such as the City of Pensacola, Escambia County, Gulf Power, and BellSouth. These utilities include electricity, gas, telephone, water, sewer, and cable television.

Economic Considerations

The most important trend in the growth of the North Pensacola area is an increase in service employment opportunities. Several companies have located operations in the Pensacola area in the past few years. The area is becoming well recognized as a center of financial and health services for the west Florida area. One such employer is the West Florida Regional Medical Center located in the eastern section of the subject neighborhood.

Neighborhood trends are upward. The neighborhood is experiencing both commercial and residential growth. Several new single-family subdivisions were discovered during the neighborhood inspection. The neighborhood has good access to downtown Pensacola and surrounding employment centers by way of U.S. Highway 29, Interstate Highway 10, and Interstate Highway 110.

One may conclude that the subject area is a viable place for new development. This is based on the continued acquisition by developers of vacant commercial and residential land in the broader subject neighborhood. This trend is expected to continue which will positively effect the marketing for retail space.

There are several neighborhood and community shopping centers that compete with the subject. Two new neighborhood centers were discovered in the market. The Albertson's center located three miles west of the subject is in initial lease-up. The shop space rental rate in this center ranges from $10.50- $12.00 per square foot. One other new center is nearing completion on U.S. Hwy. 29, three miles north of the subject. This center is anchored by Winn Dixie and Revco and has only two shop spaces. Both of these shops are leased with rental rates of $10.00 and $11.50. Three other shopping centers in the area have rents ranging from $7.00 -$12.00 per square foot. Market occupancy appears to be significantly better in newer or renovated centers than in older centers.


                                                       H. J. Porter & Associates

Governmental Considerations

The neighborhood is located in an unincorporated area of Escambia County, and is governed by a Commission form of government. The County maintains its own planning and zoning regulations, administered by Escambia County Growth Management. The County has historically taken a proactive approach to commercial development while attempting to protect the areas with significant historic development as well as areas of environmental concern. The subject is located along a major traffic artery. The area of these arteries is currently zoned for business development.

Property taxes in Escambia County are favorable when compared to Florida cities. The current tax rate for property located in the County is $18.917 per $1,000 of assessed value. The City of Pensacola's tax is higher at $23.479 per $1,000. The higher tax rate allows the City to fund necessary and desirable community services.

The public school system in the area provides adequate educational opportunities for neighborhood residents. Additionally, there are many fine private schools located in the City of Pensacola. The County also provides police and fire protection for the areas of the County.

Social Considerations

The subject's immediate area has a good reputation as a quality residential neighborhood. The neighborhood is well located with regard to the quality and availability of services, including medical, educational, recreational, cultural, and commercial. These services are readily accessible within and near the subject neighborhood.

Area schooling is considered some of the best in the state. Public schools, however, generally score below area private schools on standardized tests. Though, both generally score better than the national average. The City of Pensacola has had a history of offering an excellent choice of private schools to area residents. Public recreation facilities, such as parks and community centers, are found throughout the neighborhood. Drummond Park located just east of the subject offers some excellent recreational opportunities. Other necessary community services, such as hospitals are in close proximity.

Conclusion

Based on available evidence, the subject neighborhood contains the necessary elements to support continued real estate development. Neighborhood trends are upward, as new residential and commercial developments were observed.


                                                       H. J. Porter & Associates

                                    SITE PLAN

                                [GRAPHIC OMITTED]

SITE ANALYSIS

The north margin of Nine Mile Road forms the south side of the subject property while Music Lane and Chemstrand Road form the east and west boundaries, respectively. The site lies approximately 1.7 miles east of Pensacola Blvd. Interstate Highway 10 lies approximately two miles south, while the central business district of Pensacola is eight miles southeast. The total site consists of 15.63 acres. The individual site characteristics of the shopping center site are as follows:

Size:                      15.63 Acres

Shape:                     Irregular

Street Frontage:           1,102.38 feet on Nine Mile Road, 549.30 feet on Music
                           Lane, and 426.39 feet Chemstrand Road.

Curb-cuts:                 Access to the subject property is by way of curb cuts
                           along Nine Mile Road, Chemstrand Road, and Music
                           Lane.

Excess Land:               None

Topography:                Nearly level

Drainage/Flood
Hazard: According to FEMA Flood Insurance Rate Map, Community Panels #120080 0195 B, and #120080 0215 B both effective August 19, 1987, the subject is located in zone "C" which is not classified as a special flood hazard zone. Based upon a visual inspection of the property, drainage appears adequate.

Utilities:                 All necessary public utilities are connected to the
                           site.

Site Improvement:          Site improvements consist of a combination of asphalt
                           and concrete paving, concrete curbing, landscaping, retention area, signage and lighting.

Proposed Improvement
(Renovation):              The site improvements are proposed for an overall
                           renovation to be completed by October 1, 1997.
                           Proposed renovation of site improvements include resurfacing and reconfiguration of the existing parking area, replacing existing lighting and signage, and installing new landscaping.


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                                                                              22


DESCRIPTION OF IMPROVEMENTS (PROPOSED RENOVATION)

The subject improvements are existing and are to be renovated. After renovation the improvements will consists of 190,137 square feet of gross leasable area and will contain a 46,372 square foot Winn Dixie, 78,000 square foot Discount Store (subleased), 8,640 square foot Eckerd Drugs, 52,025 square feet of non-anchor (local/regional) tenant space, and 5,100 square feet of fast food space.

Currently, there is an approximate 10,000 square foot open mall area. The property currently contains 184,084 square feet. Winn Dixie is proposed for a future expansion of 3,253 square feet. It should be noted that the Winn Dixie additions and renovations are not yet underway and no time schedule for the proposed improvements to this space was provided. However, the landlord has paid Winn Dixie its contribution for the proposed additions and renovations to their store, and the Winn Dixie lease amendment has been executed. Thus, even though the proposed property improvements to the Winn Dixie space have not yet occurred, Winn Dixie has begun paying the new established rental rate. Winn Dixie is responsible for the costs involved with the proposed renovation and additions to its space.

A renovation of the shopping center is currently underway, which includes a 2,800 square foot shop space expansion within a portion of the covered open mall area. Construction detail for the proposed renovation was provided by representatives of the project developer, Newton, Oldacre, McDonald. The renovation is underway with completion of the proposed renovation of the building, site improvements, and proposed 2,800 square foot building addition scheduled for October 1, 1997. The new dryvit facade and metal soffit is nearing completion.

After renovation basic construction detail will include:

Roof: Flexible membrane roof over rigid insulation on metal decking. The canopy area will by dryvit with metal soffit.

Walls: Exterior walls will be brick veneer over concrete block, with painted concrete block on the rear and sides. Partition walls between tenant spaces will be painted sheetrock on metal wall studs.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows:                   Anodized aluminum store fronts with single glazing.

Floors: Reinforced concrete slab with resilient tile and carpet cover.

RInsulation:               Rigid insulation in built-up roof system.


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

Ceilings:                  Suspended lay-in acoustic tile with recessed
                           fluorescent light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit.

Plumbing:                  A minimum of one two fixture restroom in each shop
                           space. Fully sprinklered.

Fast Food Space:           There are two detached fast food restaurant buildings
                           on the subject site. These buildings are of a similar construction quality when compared to the shopping center building. Each building has been designed to the tenant's specifications. Burger King and Popeyes have 3,100 and 2,000 square feet of stated lease area, respectively.

Proposed Renovation:       Renovation will include replacement of the existing
                           facade and canopy, replacement of HVAC units and roof covering, and enclosure/finishing of 2,800 square feet of mall space. New flashing, gutters, and downspouts will be installed.

                           No timetable was provided for the proposed renovation, expansion and reconfiguration of the Winn Dixie space.


                                                       H. J. Porter & Associates

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

      "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

Highest & Best Use - As if Vacant

Physically Possible - The subject's land size of 15.63 acres would support an office complex, community shopping center, free standing retail, restaurant, apartment complex, church, motel, industrial building, or a combination of these uses. The site has sufficient area to allow these uses and provide sufficient area for parking.

Legally Permissible - The subject's zoning of C-2, General Commercial District, does not restrict commercial development of the subject site. Residential use is permitted only as part of a planned unit development, and industrial uses are not permitted.

Financially Feasible - In the vicinity of the subject property, Nine Mile Road is heavily developed with commercial uses, including retail, office, and road service uses. Based on the size of the subject property and surrounding land uses, retail development appears feasible. While the subject property could be subdivided into smaller lots for road service use, the back portion of the site would be under utilized.

Neighborhood and community shopping centers in the neighborhood are located at major intersections like the subjects. Northview Shopping Center is located southwest across Nine Mile Road from the subject. North Plaza, Ensley Square and Ensley Plaza shopping centers are all located on Nine Mile Road west of the subject at the intersection of Palafox Highway and Pensacola Boulevard. The site's size, topography, location, and zoning is ideally suited for development of a community shopping center. There is demand for local retail shop space and rental rates in new centers provide adequate return on investment. Therefore, it would appear that retail development in the form of a community shopping center is feasible, if vacant.


                                                       H. J. Porter & Associates

Maximally Productive - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a community shopping center. Considering the physical characteristics of the site and surrounding land uses, development of a community shopping center to maximum allowed density is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

Highest & Best Use - As Improved

The use of the subject site currently, for a community shopping center and parking appears to be consistent with highest and best use as if vacant. Next, focus shifts to the adequacy of the improvements for maximizing return.

Physically Possible - The existing building is well located on the subject site with parking conveniently located near the retail space. The existing building's contribution to total value is substantial and appears to provide a positive return to the land. The open mall space in the building is considered to be an inadequate functional item. This is based upon the limited visibility of any shops located in the rear of this area. Therefore, elimination of this space to the extent possible is considered desirable. The subject is currently undergoing a renovation and proposed 2,800 square foot building addition that will enclose a portion of the open mall area.

Legally Permissible - The existing and proposed improvements appear in compliance with current zoning requirements.

Financially Feasible - The subject property is currently undergoing a renovation and a 2,800 square foot shop space addition is proposed. Based on a survey of local market conditions, completion of the renovation and additions as proposed is considered financially feasible. The local retail market is considered healthy.

The proposed enclosure of 2,800 square feet of mall area to retail space is feasible. The addition will create an additional 2,800 square feet of prime retail space within the center, and access to other tenant spaces within the enclosed mall area will not be significantly affected. Therefore, it would appear that the optimum use of the subject site would be for completion of the renovation of the existing community shopping center to accommodate the additional area for Winn Dixie as well as conversion of a portion of the open mall space to local tenant space.


                                                       H. J. Porter & Associates

Maximally Productive - The subject's proposed renovation appears to be consistent with the highest and best use of the subject land site as if vacant. This renovation also will maximize the return on land. Based on this analysis, the subject's proposed renovation to a 190,137 square foot (GLA) community shopping center is considered to be the highest and best use of the property, as improved. No other use or development option, as of the effective date of value, would appear to generate a higher return to the land.


                                                       H. J. Porter & Associates

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

Cost Approach

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.    Estimating the replacement cost new of the improvements.

3.    Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the replacement cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.    Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.

Income Analysis


                                                       H. J. Porter & Associates

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

Direct Sales Comparison Approach

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important


                                                       H. J. Porter & Associates
items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

Reconciliation Analysis

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made between the subject property and recent sales of similar large commercial sites in the Pensacola metro market. Shopping Center site sales have only recently taken place due to the oversupply of retail space in the early 1990's. Two new sales of shopping center sites were located as was one older site. The other most comparable land sale located in the subjects market was a credit union site east of the subject. Shopping center development is undertaken by developers who operate under similar development constraints. These include prevailing market rental rates, location, and site layout. Sales considered include:

Sale # 1
Address/Location:                   Nine Mile Rd. @ Westside Dr.
                                    Pensacola, Florida
Grantor:                            John K. Edwards, Jr., et.al.
Grantee:                            Pen Air Federal Credit Union
Sale Date:                          02/05/1996
Sale Price:                         $450,000
Cash Equiv Price:                   $450,000
Terms:                              Cash to Seller
Recorded:                           Deed Book 3922 Page 310; Escambia County
Verified With:                      Grantee (Cox) (904) 453-4341
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      01/28/1997
Rights Conveyed:                    Fee simple title
Land Size:                          7.92 Acres
Zoning:                             Commercial
Highest & Best Use:                 Commercial Development
Use At Sale:                        Vacant
Topo/Drainage:                      Sloping/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All Public
Remarks:                            This property was purchased for the
                                    development of a branch office of a local
                                    credit union.

Indicators of Value:                Price Per Acre:                     $56,818


                                                       H. J. Porter & Associates

Sale # 2
Address/Location:                   Nine Mile Rd. @ Pine Forest Rd.
                                    Pensacola, Florida
Grantor:                            Nine Mile Ranch, Inc.
Grantee:                            Albertson's, et.al.
Sale Date:                          01/30/1996
Sale Price:                         $1,140,000
Cash Equiv Price:                   $1,140,000
Terms:                              Cash to Seller
Recorded:                           Deed Book 3912 Page 155 & 158; Escambia
                                    County
Verified With:                      Cindy Homyak, With Grantor (904) 484-7395
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      01/28/1997
Rights Conveyed:                    Fee simple title
Land Size:                          8.67 Acres
Zoning:                             Commercial
Highest & Best Use:                 Commercial Development
Use At Sale:                        Vacant
Topo/Drainage:                      Level/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All Public
Remarks:                            This property has been developed with an
                                    Albertson's Shopping Center and includes
                                    some local shop space. The property was
                                    negotiated as one parcel by Albertson's.
                                    Land for shop space was then sold off to a
                                    preferred developer.
Indicators of Value:                Price Per Acre:                    $131,488


                                                       H. J. Porter & Associates

Sale # 3
Address/Location:                   29 North Shopping Center
                                    Pensacola Blvd. @ Old Chemstrand Rd.
                                    Pensacola, Florida
Grantor:                            James C. Jennings, Jr., et.al.
Grantee:                            Cantonment Partners, Ltd.
Sale Date:                          01/05/1996
Sale Price:                         $580,000
Cash Equiv Price:                   $580,000
Terms:                              Cash to Seller
Recorded:                           Deed Book 3898 Page 549; Escambia County
Verified With:                      Woody Camp, CPM, With Grantee (615) 269-5444
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      01/28/1997
Rights Conveyed:                    Fee simple title
Land Size:                          7.712 Acres
Zoning:                             Commercial
Highest & Best Use:                 Commercial Development
Use At Sale:                        Vacant (Older improvements)
Topo/Drainage:                      Level/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All Public
Remarks:                            The site consisted of an assemblage of three
                                    parcels. There were some older improvements
                                    on the property at sale which did not
                                    contribute to the value of the site. A Winn
                                    Dixie Marketplace center was proposed
                                    including a drug tenant and shop space.
Indicators of Value:                Price Per Acre:                     $75,227


                                                       H. J. Porter & Associates

Sale # 4
Address/Location:                   Pine Forest Rd. @ Interstate Cir.
                                    Pensacola, Florida
Grantor:                            Lefferts L. Mabie, Jr.
Grantee:                            Bruno's, Inc.
Sale Date:                          08/01/1991
Sale Price:                         $886,800
Cash Equiv Price:                   $886,800
Terms:                              Cash to Seller
Recorded:                           Deed Book 3040 Page 107; Escambia County
Verified With:                      Joe Elliot, Agent (904) 456-9914
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      01/28/1997
Rights Conveyed:                    Fee simple title
Land Size:                          10.89 Acres
Zoning:                             Commercial
Highest & Best Use:                 Commercial Development
Use At Sale:                        Vacant
Topo/Drainage:                      Level/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All Public
Remarks:                            This property was developed into a Food
                                    World Super Center. There is additional shop
                                    space on the north side of the center.
Indicators of Value:                Price Per Acre:                     $81,433


                                                       H. J. Porter & Associates

                                 LAND SALES MAP

                                [GRAPHIC OMITTED]

The land sales detailed above are compared and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

========================================================================================================
                                       LAND SALES COMPARISON GRID
========================================================================================================
Comp. Number                       Subject             #1             #2               #3             #4
Grantor                                           Edwards      Nine Mile  Jennings, Et Al          Mabie
Grantee                                           Pen Air    Albertson's       Cantonment  Bruno's, Inc.
Location                     Pensacola, FL  Pensacola, FL  Pensacola, FL    Pensacola, FL  Pensacola, FL
Cash Eq. Price                                   $450,000     $1,140,000         $580,000       $886,800
Date of Sale                       10/1/97         2/5/96        1/30/96           1/5/96         8/1/91
Land Size (ACRE)                    15.630           7.92           8.67            7.712          10.89
========================================================================================================
ADJUSTMENTS                                            #1             #2               #3             #4
Conditions of Sale                                 Normal         Normal           Normal         Normal
Net Adjustment                                         $0             $0               $0             $0
Market Conditions                                   4.96%          5.01%            5.22%         18.52%
(Time) @ 3% /year
========================================================================================================
Preliminary Adj. Price                           $472,320     $1,197,114         $610,276     $1,051,035
Preliminary Adj. Price/ACRE                       $59,636       $138,075          $79,133        $96,514
========================================================================================================
PHYSICAL DIFFERENCES                                   #1             #2               #3             #4
     Location                                         30%           -15%              25%             0%
     Access/Exposure                                   0%             0%               0%             0%
     Topography                                       15%             0%               0%             0%
                                                      ---             --               --             --
Subtotal-Physical                                     45%           -15%              25%             0%
========================================================================================================
Adjusted Price                                   $684,864     $1,017,547         $762,845     $1,051,035
Adjusted Price/Acre                               $86,473       $117,364          $98,917        $96,514
Size                                                   0%             0%               0%             0%
Adjusted Price Per Acre                           $86,473       $117,364          $98,917        $96,514
========================================================================================================


                                                       H. J. Porter & Associates

The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:        All sales were normal arm's length transactions that
                           required no adjustments.

Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sales/resales found with which to compare.

Location:                  Sale 1 is located east of the subject on the south
                           margin of Nine Mile Road. This location has a much lower commercial density. Westside Drive has a lower traffic count that is found along Nine Mile Road at Chemstrand (at the subject). This sale has an inferior location as compared to the subject. Sale 2 is located in a heavy traffic area near the metro area's primary residential growth sector. This site was considered superior to the subject. Sale 3 is located on US Hwy 29 North three miles north of the subject. This area is experiencing significant residential growth. However, this market has not developed to the extent of the subject's area. This sale is considered inferior to the subject. Sale 4 is most like the subject in terms of location. Though
                           Sale 4 is located south of the interstate, the residential development and traffic patterns are similar to the subject.

Access/Exposure:           No adjustments for access/exposure were required.

Topography:                Sale One is considered inferior in topography
                           requiring an upward adjustment. No other adjustments were required.

Size: Based on an analysis using the Dilmore Size adjustment table, no adjustments for size were required.

The comparable sales after adjustment, indicate a range of value from $86,473 to $117,364 per acre. Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

          =============================================================
                       Estimated Land Value - As if Vacant
          =============================================================
          15.63 Acres @     $100,000  per Acre      =        $1,563,000
                                                 ROUNDED:    $1,560,000
          =============================================================


                                                       H. J. Porter & Associates

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Pensacola market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building replacement costs are detailed on the following page.


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

================================================================================
                            VALUATION - COST APPROACH
DIRECT COST
Estimated Replacement Cost New -
[MARKET]
 Good Class "C" -Sec.13 Page 19
 Base Cost                                       $56.83
 Area/Perimeter Adjust.                       x   0.831
 Adjust to Current Cost                       x   1.040
 Adjust Local Conditions                      x   0.870
                                                  -----
Gr.Bldg Area               46,372 S.F.        x  $42.73  per sq.ft   $1,981,476
Estimated Replacement Cost New -
[DISCOUNT STORE]
 Good Class "C" -Sec.13 Page 20
 Base Cost                                       $44.11
 Area/Perimeter Adjust.                       x   0.807
 Adjust to Current Cost                       x   1.040
 Adjust Local Conditions                      x   0.870
                                                  -----
Gr.Bldg Area               78,000 S.F.        x  $32.21  per sq.ft   $2,512,380
Estimated Replacement Cost New -
[COMMUNITY SHOPPING CENTER]
 Good Class "C" -Sec.13 Page 28
 Base Cost                                       $59.48
 Area/Perimeter Adjust.                       x   0.815
 Adjust to Current Cost                       x   1.040
 Adjust Local Conditions                      x   0.870
                                                  -----
Gr.Bldg Area               60,665 S.F.        x  $43.86  per sq.ft   $2,660,767
Plus: Sprinklers (All Space)
                          185,037 S.F.        x   $1.30  per sq.ft     $240,548
Plus: Covered Mall @ 20% Base Cost of Center
                           $7,200 S.F.        x   $8.77  per sq.ft      $63,158
Plus: Concrete Docks/Ramps @ 25% Base Cost
                            2,400 S.F.        x  $10.97  per sq.ft      $26,316
Estimated Replacement Cost New -
[RESTAURANT - FAST FOOD] (Burger King)
 Good Class "C" -Sec.13 Page 17
 Base Cost                                       $90.54
 Area/Perimeter Adjust.                       x   1.115
 Adjust to Current Cost                       x   1.040
 Adjust Local Conditions                      x   0.870
                                                  -----
Gr.Bldg Area                3,372 S.F.        x  $91.34  per sq.ft     $307,998
Estimated Replacement Cost New -
[RESTAURANT - FAST FOOD] (Popeye's)
 Good Class "C" -Sec.13 Page 17
 Base Cost                                       $90.54
 Area/Perimeter Adjust.                       x   1.200
 Adjust to Current Cost                       x   1.040
 Adjust Local Conditions                      x   0.870
                                                  -----
Gr.Bldg Area                2,000 S.F.        x  $98.30  per sq.ft     $196,600
Total Replacement Cost New - Structures:                             $7,989,243
================================================================================


                                                       H. J. Porter & Associates

Indirect Cost

Indirect costs including developer's profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent).

Physical Depreciation - Curable (Deferred Maintenance)

Those items which need immediate replacement as of the date of value are deducted from the cost new prior to calculation of physical incurable depreciation. In the case of the subject, the estimated value is "At Completion of Proposed Renovation." Therefore, there should be no items of deferred maintenance or curable physical depreciation.

Depreciation

Incurable physical depreciation present in the subject property is estimated using the Economic Age/Life Method. Similar to straight line depreciation used for accounting purposes, the Age/Life Method uses effective age and economic life to determine an overall degree of incurable physical depreciation.

Physical Depreciation is estimated as:

================================================================================
 Physical Depreciation - Economic Age Life Method
 Total Building Reproduction Cost New                              $7,989,243
--------------------------------------------------------------------------------
 Estimated Chronological Building Age                                      12
 Estimated Effective Building Age                                           4
 Economic Life New                                                         50
 Percentage Depreciation  (Effective Age / Life New)                       8%
--------------------------------------------------------------------------------
 Dollar Depreciation - Physical
                      $7,989,243     X                   8%          $639,139
================================================================================


                                                       H. J. Porter & Associates

Obsolescence

No external obsolescence was noted by the Appraiser. However, the mall space which will exist after completion is considered to be an item of functional obsolescence. This is based upon the lower rent of the tenant space in the mall area (estimated @ $8.00/Sq. Ft. - after renovation) as opposed to the front shop space @ $10.50/Sq. Ft.). To determine the functional deficiency to be incurable, the calculated cost to cure must exceed the expected financial return after correction. Considering the design of the subject's mall space and its location within the building, significant demolition costs as well as replacement costs would be incurred in order to cure the functional obsolescence. Thus, the costs to cure are estimated to exceed the value increment assuming correction, indicating an incurable item. Value loss is capitalized using a building capitalization rate. This rate is estimated to be somewhat greater than the overall capitalization rate for the property. Since market building capitalization rates were unavailable, a rate of 10.5% was selected, which is slightly higher than subject's concluded overall capitalization rate. Incurable functional obsolescence is calculated as follows:

================================================================================
Calculation of Incurable Functional Obsolescence
Depreciated Cost of Mall Space
  Shop Space               13,330 S.F. x  $45.16 per sq.ft     $601,983
  Mall Area                 7,200 S.F. x   $8.77 per sq.ft      $63,158
                            -----                               -------
Total                      20,530S.F.                          $665,141
Less Depreciation @                                                 8%
Total Depreciated Cost                                                  $611,930
Plus Capitalized Value Loss
       $2.50 per sq.ft.  x  13,330 sq.ft. / Bldg Cap Rate      10.50% = $317,381
                                                                        --------
                                                                        $929,311
Less Cost Installed Shop Space (New)
          $45.16 per sq.ft.  x          13,330 sq.ft.                   $601,983
                                                                        --------
Total Incurable Functional Obsolescence                                 $327,328

================================================================================


                                                       H. J. Porter & Associates

Total depreciation for the subject property is as follows:

================================================================================
Total Replacement Cost New - Structures:                              $7,989,243
Less: Depreciation
                      Physical        Functional       External
   Curable                                    $0
   Incurable          $639,139          $327,328             $0
                      --------          --------             --
Total Depreciation:                                                     $966,467
Depreciated Building Cost                                             $7,022,776
================================================================================


                                                       H. J. Porter & Associates

Site improvements are added at their depreciated values and the underlying vacant land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form below.

===========================================================================================
Total Replacement Cost New - Structures:                                         $7,989,243
Less: Depreciation
                              Physical    Functional    External
                              --------    ----------    --------
  Curable                                         $0
  Incurable                   $639,139      $327,328          $0
Total Depreciation:                                                                $966,467
Depreciated Building Cost                                                        $7,022,776
                         CALCULATION OF COST
DIRECT COST
Total Replacement Cost Depreciated -
 Structures (from prior page)                                                    $7,022,776
Add: Site Improvements                                         %       Deprec.
                                  Area     Cost / SF     Deprec.          Cost
                                  ----     ---------     -------          ----
Asphalt Paving SF              380,000         $1.50          0%      $570,000
Concrete Paving SF              45,000         $1.75          0%       $78,800
Curbing LF                       7,200         $7.50         10%       $48,600
Security Fencing LF              2,000        $10.00         10%       $18,000
Lighting/Signage                                                      $100,000
Landscaping/Retention                                                 $125,000
                                                                    ----------
Subtotal                                                                           $940,400
                                                                                -----------
Total Cost - All Improvements                                                    $7,963,176
INDIRECT COST
  Developer's Profit               20%     Cost+Land                $1,904,600
  Permanent Loan Fees               2%     of Loan Amt
  Loan basis =                     75%     of Cost                    $171,400
  Marketing                                                            $75,000
                                                                    ----------
TOTAL INDIRECT COST                                                              $2,151,000
                                                                                -----------
TOTAL COST NEW                                                                  $10,114,176
LAND VALUE-Total Site (from prior
 section)                                                                        $1,560,000
                                                                                -----------
VALUE BY COST - At Stabilized Occupancy                                         $11,674,176
                                                                 (Rounded)      $11,670,000
===========================================================================================


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the subject's estimated stabilized net operating income is capitalized into a value by use of an overall capitalization rate. In arriving at net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

Upon completion of the proposed renovation and additions, the subject property will contain 190,137 square feet of gross leasable area. The property currently consists of 184,084 gross leasable square feet. The Winn Dixie space is proposed for future expansion at the expense of the tenant from 43,119 square feet to 46,372 square feet. Also, 2,800 square feet of mall area is proposed for enclosure that will add 2,800 gross leasable square feet by October 1, 1997, according to information provided by representatives of Newton, Oldacre, McDonald. The following analysis assumes completion of the renovation and proposed additions, as well as stabilized occupancy.

Contract Rent

The subject property contains three anchor tenant leases, Winn Dixie, Eckerd Drugs, and TJX Companies. The Winn Dixie space presently contains 43,119 square feet. However, the lease currently in place considers the renovation and additions which are the tenant's responsibility. The current Winn Dixie rental rate is $398,800 annually, or $8.60 per square foot. TJX Companies leases 78,000 sq.ft. in the shopping center at $4.25 per sq.ft. The lease term is twenty years with five, five year renewal options. The original term of this lease will expire in October 2012. The TJX premises was originally one store occupied by Zayre. TJX assumed the lease when Zayre sold their remaining holdings after bankruptcy. This space has been divided and is currently being subleased to Beal's Outlet and Big Lots in 21,600 square foot and 25,000 square foot spaces, respectively. The remaining space within the area leased to TJX is vacant. Eckerd Drugs currently leases 8,640 sq.ft. with an original lease term of 20 years and four renewal option periods of five years each. Eckerd's original term expires September 2005. Winn Dixie, Eckerd, and TJX are the anchor tenants and have good credit ratings. The renovation and updating of the center and the subject's excellent location provides a high probability of renewal.

At completion of the 2,800 square foot expansion, there will be 52,025 square feet of shop space consisting of 38,695 square feet with direct parking lot exposure and 13,330 square feet of interior mall space. The existing 35,895 square feet of shop space with direct parking lot exposure is currently 100% leased. However, the Movie Gallery lease will commence in October 1997 and the 3,500 square foot space leased to NW Florida Cripple Children's Association at a below market rate is on a month to month basis.

The 13,330 square feet of interior mall leasable area is presently 74% occupied. There are presently eleven spaces, of which two are vacant and five are leased on a month to month basis. Three of the


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                                                                              43


INCOME APPROACH TO VALUE - (CONTINUED)

four leases spaces expire in 1997 and one of the leases expires on 7/31/98. Considering the short- term nature of the leases, the mall space has been appraised based on prevailing market terms.

Two separate restaurant buildings are located in the south corners of the center. Renewal for these properties is considered a good possibility. A lease synopsis for each tenant is located in the Addendum. The following table summarizes the subject's current contract rents.

===============================================================================================
                        SUMMARY OF CURRENT CONTRACT RENTS
===============================================================================================
                                              Gross Leasable
Suite    Tenant                                      Sq. Ft.  Rent/Sq.  Annual Rent  Expiration
-----------------------------------------------------------------------------------------------
N/A      Winn Dixie *                                 46,372     $8.60     $398,800    03/20/17
N/A      TJX Companies                                78,000     $4.25     $331,500    10/31/12
N/A      Eckerd Drugs                                  8,640     $6.50      $56,160    09/30/05
#11      The Shipping-Poste                            1,795     $6.69      $12,000       08/98
#9 & 10  NW Florida Cripple Childrens Assoc.           3,500     $3.50      $12,250  Mo. to Mo.
#8       Little Ceasars                                1,750    $10.00      $17,550    06/01/02
#1-3     Port City Cleaners                            1,950     $9.00      $17,550    10/31/98
N/A      Ro Dan's Craft and Floral                    17,778     $5.67     $100,801    07/31/00
#16-19   Movie Gallery **                              4,716    $10.00      $47,160    10/23/02
#22      Baskin Robbins                                1,322    $11.02      $14,564    08/31/02
#23      Payless Shoe Source                           3,084    $10.00      $30,840    01/31/98
#20-20A  Four Star Travel                                986     $7.00       $6,905  Mo. to Mo.
#21      Hewitt Tax Service                            1,128     $9.01      $10,165    07/31/98
#24      Ivan Garcia                                     621     $6.00       $3,726  Mo. to Mo.
#25      Vacant                                        1,738
#27      Vacant                                        1,738
#28      Union Hill Baptist Church                     2,420     $2.78       $6,729  Mo. to Mo.
#29      Advanced Computer Technologies                  950     $6.00       $5,700  Mo. to Mo.
#29B     Pensacola School of Ballet                      947     $7.86       $7,440    11/30/97
#29C     Harris Watch Repair                             947     $5.34       $5,053  Mo. to Mo.
#29D     Robert Hill/Media One                           925     $6.00       $5,552    11/01/97
#30      M.P. & Co. Hair Design                          930     $8.00       $7,440    11/30/97
         Burger King                                   3,100    $13.55      $42,000    01/10/13
         Popeyes                                       2,000    $22.50      $45,000    04/30/06
         Total                                       187,337             $1,184,835
         Proposed Retail Addition                      2,800
         Total Proposed Gross Leasable Area          190,137

*     Additions and Renovation to Winn Dixie has not yet occurred
**    This lease commences on 10/24/97
================================================================================


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                                                                              44


INCOME APPROACH TO VALUE - (CONTINUED)

Potential Gross Income

Potential gross income is generated from potential rental income and expense contributions. Comparable rentals for the anchor and local tenants were studied to determine if the subject's rents were market oriented. Rents for anchor tenant space, usually consisting of discount, food, and drug retailers with long term leases, is a function of land and construction cost, and negotiations between developer and tenant. The rental rate for Winn Dixie is $8.60 per sq.ft. The rate for Eckerd was negotiated in 1984 at $6.50 per sq.ft. The table on the following page lists the rental rates for anchor tenants like the subjects in various locations. These rates indicate that the subject's anchor tenant rents are consistent with those in other locations.


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INCOME APPROACH TO VALUE - (CONTINUED)

================================================================================
Tenant          Location                        Year    Size-Sq.Ft.  Rent/Sq.Ft.
================================================================================
Winn Dixie      Alabaster, AL                   1993         44,000        $6.50
Winn Dixie      Panama City, FL                 1993         44,000        $7.15
Winn Dixie      Moody, AL                       1993         44,000        $7.00
Winn Dixie      Chalkville, AL                  1994         51,250        $6.50
Winn Dixie      Alexander City, AL              1994         44,000        $6.75
Winn Dixie      Chattanooga, TN                 1994         44,000        $7.05
Winn Dixie      Anniston, AL                    1995         44,000        $7.70
Winn Dixie      Birmingham, AL                  1995         44,000        $6.95
Winn Dixie      Mobile, AL                      1996         51,282        $8.00
Winn Dixie      Dalton, GA                      1996         44,000        $9.26
Winn Dixie      Trussville, AL                  1996         44,000        $8.15
Winn Dixie      Mobile, AL                      1997         44,000        $9.00
Winn Dixie      Pensacola, FL                   1997         44,000        $8.60
Winn Dixie      Cantonment, FL                  1997         44,000        $7.75
Winn Dixie      Parker, FL                      1997         44,000        $7.80
Winn Dixie      Mobile, AL                      1997         44,000        $8.85
Winn Dixie      Fairhope, AL                    1997         51,282        $9.25
--------------------------------------------------------------------------------
Wal-Mart        Pensacola, FL                   1989        107,200        $4.20
K-Mart          Florence, AL                    1992        104,231        $5.05
K-Mart          Pell City, AL                   1992         94,841        $4.79
K-Mart          Perry, FL                       1993         94,841        $5.00
--------------------------------------------------------------------------------
Drugs for Less  Birmingham, AL                  1993         18,000        $7.50
Harco Drugs     Birmingham, AL                  1993         12,876        $5.95
Harco Drugs     Pell City, AL                   1993          9,100        $7.50
Harco Drugs     Alabaster, AL                   1993          9,100        $8.50
Big B Drugs     Chattanooga, TN                 1994          8,470        $7.00
Harco Drugs     Tuscaloosa, AL                  1994         10,160        $7.90
Revco           Anniston, AL                    1995          9,240        $7.75
Scotty's        Parker, FL                      1995         19,880        $6.25
Revco           Cantonment, FL                  1997          9,240        $7.75
Drugs for Less  Birmingham, AL                  1995         18,000        $7.00
Revco           Dalton, GA                      1996          8,450        $9.75
Harco Drugs     Mobile, AL                      1997         10,125        $8.25
================================================================================


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                                                                              46


INCOME APPROACH TO VALUE - (CONTINUED)

The comparable Winn Dixie leases indicated a range of rental rates from $6.50 to $9.26 per square foot, with the year executed ranging from 1993 through 1997. Based on this comparison the subject's rent is reasonable. TJX is similar to rents on large discount stores. The comparable Drug rents ranged from $5.95 to $9.75 per square foot. The Eckerd rental rate, though older, appears market oriented. Lease rates for the fast food tenants are considered to be market oriented based on rates for similar national chain fast food restaurants of which the appraisers are aware. These rates, as in the case of the anchor tenants, are typically based on construction or renovation cost.

The subject's local tenant space is currently leased to several tenants with rental rates ranging from $3.50 to $11.02 per square foot. To determine if contract rents are market oriented and to estimate the market rent for the subject's vacant space, the following comparable rentals were considered.


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

                           COMPARABLE RENTALS OMITTED

                               [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                RENT COMPARABLE 1

NAME:                       Alberston Center
LOCATION:                   Northeast corner of Nine Mile Road @ Pine Forest
                            Pensacola, FL
YEAR BUILT:                 1996
SIZE:                       67,000 Sq.Ft. GLA
ANCHOR TENANTS:             55,000 Sq.Ft. Albertsons
                            12,000 Sq.Ft. Local Shop
                            ------
                            67,000 Sq.Ft. GLA
SHOP TENANTS:               Mail boxes, etc., Cuts By Us, Erika D's, and Vick's
                            Cleaners
SHOP SPACE RENTS:           $10.50- $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:         Taxes, CAM and Insurance and 15% Cam Administrative
                            Fee
SHOP OCCUPANCY:             60% (The vacant spaces are pending lease)
VERIFIED WITH:              Les Callahan (770) 395-7216 - 8/20/97
REMARKS:                    The overall condition and quality of this shopping
                            center is good. The center is new and the pass through expenses have not yet been established.


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INCOME APPROACH TO VALUE - (CONTINUED)

                                [GRAPHIC OMITTED]

                                RENT COMPARABLE 2

NAME:                       K & B Drug Center
LOCATION:                   Northwest corner of Nine Mile Road and Palofax
                            Highway Pensacola, FL
YEAR BUILT:                 1986
SIZE:                       25,400 Sq.Ft. GLA +/-
ANCHOR TENANTS:             15,000 Sq.Ft. +/- K & B Drugs
                            10,400 Sq.Ft.     Shop Space
                            ------
                            25,400 Sq.Ft.     GLA
SHOP TENANTS:               Subway, H&R Block, Cleaners, Mail Boxes, etc.,
                            Sincere Comics, Hair Salon, O'Malley's Liquors, etc.
SHOP SPACE RENTS:           $9.00 - $10.00 per Sq.Ft.
EXP. CONTRIBUTIONS:         Taxes, CAM, Insurance
SHOP OCCUPANCY:             87%
VERIFIED WITH:              Cindy Homack  (850) 484-7395 8/19/97
REMARKS:                    The agent would not verify specific rents of the
                            tenants. Only a rental range for the shop space was given. The asking rate for a 1,400 square foot vacant space is $10.00 per square foot. According to the agent, costs for taxes, insurance and CAM are running about $1.42 per square foot annually.


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INCOME APPROACH TO VALUE - (CONTINUED)

                               [GRAPHIC OMITTED]

                                RENT COMPARABLE 3

NAME:                       Ensley Square
LOCATION:                   Northeast Corner of Nine Mile Road and Palofax
                            Highway Pensacola, FL
YEAR BUILT:                 1976
SIZE:                       60,630 Sq.Ft.
ANCHOR TENANTS:             38,427 Sq.Ft. Delchamps
                            22,203 Sq.Ft. Shop Space
                            ------
                            60,630 Sq.Ft. GLA
SHOP TENANTS:               GTE Mobile Net, Vick's Cleaners, Isey's Pet Center,
                            Ann's Hallmark, Norwest Financial, Delcahps Liquor,
                            Optometrist.
SHOP SPACE RENTS:           $8.00 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:         Cam, Tax and Insurance
SHOP OCCUPANCY:             92%
VERIFIED WITH:              Don Neal - (850) 477-7044, 8/18/97
REMARKS:                    The agent would not verify specific rents of the
                            tenants. Only a rental range for the shop space was given. The asking price for a vacant 1,800 square foot space is $11.00 per square foot. The center is in average condition and has been remodeled in the past five years.


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INCOME APPROACH TO VALUE - (CONTINUED)

                               [GRAPHIC OMITTED]

                                RENT COMPARABLE 4

NAME:                       North Plaza Shopping Center
LOCATION:                   Southwest corner of Nine Mile Road and Palofax
                            Highway Pensacola, FL
YEAR BUILT:                 1986
SIZE:                       82,858 Sq.Ft.
ANCHOR TENANTS:             42,858 Sq.Ft.   Food World
                            10,000+/-Sq.Ft. Big B
                            ------
                            30,000 Sq.Ft.   Shop Space
                            82,858 Sq.Ft.   GLA
SHOP TENANTS:               Food World Liquors, Cellular One, Dollar General,
                            Tae Kwon Do, Hair Etc., Momma's Wok Chinese.
SHOP SPACE RENTS:           $7.00 - $8.50 per Sq.Ft.
EXP. CONTRIBUTIONS:         Cam, Tax and Insurance
SHOP OCCUPANCY:             81% (Leases are pending that will bring the center
                            to 100% occupancy, if executed).
VERIFIED WITH:              Matt Durney (850) 432-9944, 8/20/97
REMARKS:                    The agent would not verify specific rents of the
                            tenants. Only a rental range for the shop space was given. The agent indicated that the shop space bays are 100 feet deep, which is why the rental rate is below other nearby shopping centers of similar quality.


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

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INCOME APPROACH TO VALUE - (CONTINUED)

                                [GRAPHIC OMITTED]

                                RENT COMPARABLE 5

NAME:                       Palofax Square Shopping Center
LOCATION:                   East side of Pensacola Boulevard, north of Hood Road
                            Pensacola,  FL
YEAR BUILT:                 1989
SIZE:                       165,317  Sq.Ft.
ANCHOR TENANTS:             107,573  Sq. Ft. Wal-Mart
                             10,043  Sq. Ft. Scotty's
                             26,480  Sq. Ft. Vacant Anchor
                             21,221  Sq.Ft.  Shop Space
                            -------
                            165,317  Sq.Ft.  GLA

SHOP TENANTS:               City Drugs, Shoe City, Fantastic Sams, Bass
                            Furniture, Goff's Fine Jewelry, and Kim's Nails,
                            etc.
SHOP SPACE RENTS:           $10.00 per Sq.Ft.  (Asking)
EXP. CONTRIBUTIONS:         Cam, Tax and Insurance
SHOP OCCUPANCY:             30% +/-
VERIFIED WITH:              Leasing Agent: 407-261-9109
REMARKS:                    The agent would not verify specific rents of the
                            tenants. Only a quote on vacant space of $10.00 per square foot annually was given.


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INCOME APPROACH TO VALUE - (CONTINUED)

The comparable shop space rents indicate a range from $7.00 to $12.00 per sq.ft. depending upon condition and age of the center. The subject will be expected to command a rental rate in the upper end of this range at completion of renovation. Therefore, a rental rate range of $10.00 to $11.00 per sq.ft. is considered reasonable for the subject after renovation, with market rates depending on the size of the space. The mall space is expected to rent at a rate below that of the front shop space and likely would rent at a rate comparable to that of older centers. The rental rate for mall space is estimated at $8.00 per sq.ft.

In addition to base rental rates, the leases for all anchor and some of the shop tenants include percentage rents. No historical information indicating that percentage rents have been achieved was provided. Thus, no income from percentage rents is included.

All tenants are required to pay their pro-rata share of expenses for common area maintenance (CAM), real estate tax, and property insurance. The exception is Popeyes, which pays its own costs for insurance and common area maintenance. Also, Eckerd Drugs pays its pro-rata share over the base year tax amount of $61.267. Except where specifically indicated in existing leases, no other reimbursement income (CAM administration, structural reserves, and management fee) is included.

Based on estimated expenses for CAM, tax, and insurance, full reimbursements are estimated to be $1.19 per sq.ft., with Popeye's paying a reimbursement for ad valorem taxes only. Actual contract rents and market rates on vacant and short term tenancies are applied to determine the subject's Potential Rental Income.

The Potential Gross Income is the sum of the subject's contract and market rates on vacant and short term tenancies plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance. Also, management fees for four tenants are included. Expenses for these items are estimated in the Expense Analysis on the following pages. The following table shows the calculations for the tenants responsible for paying management fees.

================================================================================
                              OTHER EXPENSE REIMBURSEMENTS
================================================================================
                     CAM Admin  Amount  St. Rev.  Amount  Management    Amount
                     ---------  ------  --------  ------  ----------    ------
 Port City Cleaners         0%      $0        $0      $0          5%      $878
 Little Caesar's            0%      $0        $0      $0          5%      $104
 RoDan's                    0%      $0        $0      $0          5%    $5,040
 The Shipping Poste         0%      $0        $0      $0          5%      $107
                                                                        ------
 Category Totals                    $0                $0                $6,129
================================================================================
 Grand Total            $6,129
================================================================================


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INCOME APPROACH TO VALUE - (CONTINUED)

The Potential Gross Income is calculated in the following table.

=======================================================================================
                           VALUATION - INCOME APPROACH
=======================================================================================
Potential Rental Income
  Anchor Tenants
      Winn Dixie                      46,372  sq.ft. @   $8.60  =  $398,800
      TJX Corp.                       78,000  sq.ft. @   $4.25  =  $331,500
      Eckerd Drugs                     8,640  sq.ft. @   $6.50  =   $56,160
                                     -------                       --------
Total Anchor Space                   133,012  sq.ft.                           $786,460
  Non-Anchor Tenants
  Shop Tenants
    Movie Gallery                      4,716  sq.ft. @  $10.00  =   $47,160
    Port City Cleaners                 1,950  sq.ft. @   $9.00  =   $17,550
    Little Caesar's                    1,749  sq.ft. @  $10.00  =   $17,500
    Baskin Robbins                     1,322  sq.ft. @  $11.02  =   $14,564
    Payless Shoe Source                3,084  sq.ft. @  $10.00  =   $30,840
    RoDan's Floral                    17,778  sq.ft. @   $5.67  =  $100,801
    Shipping Poste                     1,795  sq.ft. @   $6.69  =   $12,000
   (Available)  NW FL Cripple          3,500  sq.ft. @  $10.50  =   $36,750
    Proposed Space                     2,800  sq.ft. @  $11.00  =   $30,800
  Mall Tenant Space                   13,330  sq.ft. @   $8.00  =  $106,640
                                     -------                       --------
Total Non Anchor Space                52,025                                   $414,605
Fast Food Space
      Burger King                      3,100  sq.ft. @  $13.55  =   $42,000
      Popeye's                         2,000  sq.ft. @  $22.50  =   $45,000
Total Fast Food Space                  5,100  sq.ft.                            $87,000
                                                                             ----------
Total All Space                      190,137  sq.ft.                         $1,288,065
Expense Contributions
  Winn Dixie & TJX                   124,372  sq.ft. @   $1.19  =  $148,193
  Eckerd Drugs  CAM  - Ins.            8,640  sq.ft. @   $0.53  =    $4,592
      Taxes over base                                    $0.34  =    $2,941
  Popeyes                              2,000  sq.ft. @   $0.66  =    $1,320
  Burger King                          3,100  sq.ft. @   $1.19  =    $3,694
  Shop Space                          52,025  sq.ft. @   $1.19  =   $61,989
                                     -------                       --------
   Total                             190,137                                   $222,729
Add: Other Reimbursements                                                        $6,129
                                                                             ----------
POTENTIAL GROSS INCOME                                                       $1,516,923
=======================================================================================


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INCOME APPROACH TO VALUE - (CONTINUED)

Effective Gross Income

Stabilized Vacancy and collection loss are deducted from Potential Gross Income in order to determine the effective gross income of the property. Winn Dixie, TJX, Eckerd, and the fast food restaurants are considered credit tenants due to there financial standing and extended lease terms. As such no deduction for vacancy or collection loss is deemed necessary.

Local tenant space vacancy is calculated based on prevailing market conditions. The shop space at the subject property is currently 73% occupied. However, a few of the tenant spaces are leased on a month to month basis at rental rates significantly below market.

Local shop vacancy within the five properties surveyed ranged from 8% to 40%. Management at the center with the highest vacancy rate, Rental No. 1, indicated that leases are pending that will bring the center to 100% occupancy. Also, the leasing agent at Rental No. 4, with a 19% vacancy, indicated that leases are pending that will bring the center to 100% occupancy.

Based on a survey of comparable properties by the appraisers, the overall shop space vacancy and collection loss, was estimated at 10% of shop space base rent and projected expense reimbursements ($482,723 x 10% = $48,272). The estimated effective gross income is calculated as follows:

                          $1,516,923  Potential Gross Income
                             $48,272  Vacancy and Collection Loss
                          ----------
                          $1,468,651  Effective Gross Income

Operating Expenses and Net Operating Income

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at net operating income. The subject is undergoing a renovation and proposed expansion that will likely impact the operating expenses. Therefore, to estimate appropriate expense levels, operating statements from several comparable properties are analyzed. After this analysis, each expense category is estimated for the subject.


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INCOME APPROACH TO VALUE - (CONTINUED)

Comparable #1

Project Name:                       (SUBJECT) Nine Mile Plaza
Location:                           Nine Mile Road
                                    Pensacola, Florida
Year Built:                         1985             GLA:     184,084  SF
Source:                             Income Statement
Type Center:                        Community Shopping Center
Analysis Year:                      1996             Analysis By:     LHH

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:               $992,080             $5.38
+ CAM/Reimbursements:               $178,813             $0.97
+ Misc Income:                          $390             $0.00
                                        ----             -----
Effec. Gross Income:              $1,171,283             $6.35            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $59,766             $0.32              5.1%
  Ad Valorem Tax:                    $89,902             $0.49              7.7%
  Insurance:                         $29,689             $0.16              2.5%
  Administration Expense:             $8,325             $0.05              0.7%
  CAM:                               $47,397             $0.26              4.0%
  Utilities:                         $18,220             $0.10              1.6%
                                     -------             -----              ----

Total Expenses:                     $253,299             $1.37             21.6%
                                    --------             -----             -----

Net Operating Income:               $917,984             $4.97             78.4%
                                    ========             =====             =====

Comments: These estimates are based upon annualized figures from expenses as reported through August 1996. Capital expenditures were estimated at $35,900.


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INCOME APPROACH TO VALUE - (CONTINUED)

Comparable #2

Project Name:                       CONFIDENTIAL
Location:                           East Boulevard
                                    Montgomery, AL
Year Built:                         1987             GLA:     121,236  SF
Source:                             Jan. - Oct. 1996 Operating Statement
Type Center:                        Community Shopping Center
Analysis Year:                      1996 (Annualized)  Analysis By: Philip Minor

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:               $759,162             $6.26
+ CAM/Reimbursements:               $121,246             $1.00
+ Misc Income:                          $648             $0.01
                                        ----             -----
Effec. Gross Income:                $881,056             $7.27            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $45,704             $0.38              5.2%
  Ad Valorem Tax:                    $47,076             $0.39              5.3%
  Insurance:                         $13,195             $0.11              1.5%
  Administration Expense:             $6,781             $0.06              0.8%
  CAM:                               $25,315             $0.21              2.9%
  Miscellaneous:                     $16,403             $0.14              1.9%
                                     -------             -----              ----

Total Expenses:                     $154,474             $1.27             17.5%
                                    --------             -----             -----

Net Operating Income:               $726,582             $5.99             82.5%
                                    ========             =====             =====

Comments: Miscellaneous expense includes $11,015 building repair and maintenance, and $5,388 for on-site management.


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                                                                              57


INCOME APPROACH TO VALUE - (CONTINUED)

Comparable #3

Project Name:                       CONFIDENTIAL
Location:                           Florence, AL
Year Built:                         1989             GLA:     206,731  SF
Source:                             year end statement
Type Center:
Analysis Year:                      1993             Analysis By:      DPM

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:             $1,284,092             $6.21
+ CAM/Reimbursements:                $91,303             $0.44
+ Misc Income:                       $16,262             $0.08
                                     -------             -----
Effec. Gross Income:              $1,391,906             $6.73            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $64,340             $0.31              4.6%
  Ad Valorem Tax:                    $51,610             $0.25              3.7%
  Insurance:                         $18,334             $0.09              1.3%
  Administration Expense:            $22,052             $0.11              1.6%
  CAM:                               $61,534             $0.30              4.4%
                                     -------             -----              ----

Total Expenses:                     $217,870             $1.05             15.7%
                                    --------             -----             -----

Net Operating Income:             $1,174,036             $5.68             84.3%
                                  ==========             =====             =====

Comments: 28,000 SF were added to this center in November 1993. The per square foot amounts do not include the added space. Likewise, there was some construction expenses in the year end statement analysis which are not included here.


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                                                                              58


INCOME APPROACH TO VALUE - (CONTINUED)

Comparable #4

Project Name:                       CONFIDENTIAL
Location:                           Birmingham, AL
                                    Birmingham, AL
Year Built:                         1991             GLA:     223,528  SF
Source:                             Year end statement
Type Center:
Analysis Year:                      1992             Analysis By:      DPM

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:             $1,213,225             $5.43
+ CAM/Reimbursements:               $133,436             $0.60
                                    --------             -----
Effec. Gross Income:              $1,346,661             $6.02            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $54,531             $0.24              4.0%
  Ad Valorem Tax:                   $118,850             $0.53              8.8%
  Insurance:                         $11,892             $0.05              0.9%
  CAM:                              $128,655             $0.58              9.6%
  Miscellaneous:                      $5,559             $0.02              0.4%
                                      ------             -----              ----

Total Expenses:                     $319,487             $1.43             23.7%
                                    --------             -----             -----

Net Operating Income:             $1,027,174             $4.60             76.3%
                                  ==========             =====             =====

Comments: Based on these expense comparables, and the developers estimated expenses, the pertinent expense categories and appropriate amounts are estimated as:


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                                                                              59


INCOME APPROACH TO VALUE - (CONTINUED)

Management/Leasing:           The management fee of the comparable properties
                              ranged from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management.
                              Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:               The subject's ad valorem tax is estimated at
                              $126,000 per year. This estimate is developed, in detail, in the Ad Valorem Tax section of this report.

Insurance:                    Based upon the expense comparables, the cost of
                              insuring the subject's improvements and the cost of liability insurance is estimated at $25,000 per year or $0.13 per sq.ft.

Common Area Maintenance:      Common area maintenance expense is estimated at
                              $75,000 or $0.40 per sq.ft. per year. This expense typically includes parking lot and walkway repairs and maintenance, landscaping service, any common utility cost, and garbage collection. The subject's estimated expense was based on expense comparables.

Structural Maintenance:       The landlord is responsible for structural repairs
                              and upkeep for all but one of the tenant spaces.
                              Based on a comparison with other centers and given the extensive proposed renovation of the subject this expense is estimated at $8,500 per year or $.05 per sq.ft.

Administrative:               This expense is estimated to be $4,000 per year or
                              $.02 per square foot, and is based on the expense comparables.

Total stabilized operating expenses for the subject are estimated at $288,364 or $1.52 per sq.ft. annually. The following illustrates the development of Net Operating Income, estimated at $1,180,287, by subtracting total operating expenses from Effective Gross Income:

                          $1,468,651    Effective Gross Income
                            $288,364    Total Operating Expenses
                          ----------
                          $1,180,287    Net Operating Income


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                                                                              60
INCOME APPROACH TO VALUE - (CONTINUED)

Overall Capitalization Rate and Estimated Value

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.00%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, ranged from 9.89% to 10.7%, with an average of 10.33%. Published rates from the Korpacz Second Quarter 1997 Investor Survey ranged from 9.0% to 10.5% with an average rate of 9.6%. The most likely rates from the three mortgage/equity methods ranged from 8.87% to 9.14%. The rates developed with mortgage/equity factors reflect current condition and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 9.85%, 9.37%, and 8.92%, respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

Estimated Value by Income Approach

The subject's stabilized net operating income of $1,180,287 is capitalized with an overall capitalization rate of 9.0% for an indicated value by direct capitalization of $13,114,300, which is rounded to $13,100,000. A summary of the income approach is presented below.


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                                                                              61

INCOME APPROACH TO VALUE - (CONTINUED)

================================================================================
POTENTIAL GROSS INCOME                                                $1,516,923
Less Vacancy and Collection Loss
 Anchor/Fast Food         0.00%  Rent + Exp. Cont.  =       $0
 Shops                   10.00%  Rent + Exp. Cont.  =  $48,272
 Total Vacancy                                                           $48,272
                                                                      ----------
EFFECTIVE GROSS INCOME                                                $1,468,651

                                                 % of    $ per
Less Expenses:                          Total $  E.G.I.   S.F.
                                        -------  ------   ----
                         Management     $49,864    4.0%  $0.26
                         Ad.Val.       $126,000    8.6%  $0.66
                         Insurance      $25,000    1.7%  $0.13
                         CAM            $75,000    5.1%  $0.40
                         St. Maint.      $8,500    0.6%  $0.05
                         Misc. Admin.    $4,000    0.3%  $0.02
                                       --------   -----  -----
                                                  19.6%  $1.52

Total Expenses                                                          $288,364
                                                                      ----------
NET OPERATING INCOME                                                  $1,180,287
TOTAL INDICATED VALUE - At Stabilized Occupancy
                 NOI      $1,180,287 Capitalized @    9.0%     =     $13,114,300
                                                          (Rounded)  $13,110,000
================================================================================


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                                                                              62


INCOME APPROACH TO VALUE - (CONTINUED)

================================================================================
Property Capitalization
Rate Justification
================================================================================

                                                High         Middle         Low
                                                ----         ------         ---

                                            -----------------------------------
1. Market extracted rates for                 10.70%         10.33%       9.89%
                                            -----------------------------------
    similar local properties
                                            -----------------------------------
2. Recent published cap rates                  10.5%          9.60%       9.00%
                                            -----------------------------------
    used by institutional investors -
    Source: Korpacz Report 2nd Quarter
    1997

3. Ellwood method calculated rates

    11.55% = Eqty yield before tax

% Property appreciation (income) over
 hold period  =                               -5.00%          0.00%       5.00%

    75%    = Mortgage percent of value

    7.75%  = Mortgage interest rate

    20.0   = Mortgage term in years

    10.0   = Investment holding period

    9.85%  = Rm = Mortgage constant

    14.4%  = Rmp = Mortgage constant
             over holding period

    31.6%  = P = Percent of mortgage paid
             off over hold period

    5.8%   = SFF = Sink fund factor

    37.2%  = J factor
                                            -----------------------------------
                  Calculated cap rate =        9.36%          8.90%       8.45%
                                            -----------------------------------
4. Band of Investment Method

              Mortgage percent to value      70.000%         75.00%      80.00%
                      Mortgage constant       10.35%          9.85%       9.35%
                Equity percent to value       30.00%         25.00%      20.00%
                 Eqty cash on cash rate        8.00%          7.00%       6.00%
                                            -----------------------------------
                    Calculated cap rate        9.65%          9.14%       8.68%
                                            -----------------------------------
5. Debt Coverage Ratio Method

              Req'd debt coverage ratio         1.35           1.20        1.15
              Mortgage percent to value       70.00%         75.00%      80.00%
                      Mortgage constant       10.35%          9.85%       9.35%
                                            -----------------------------------
                    Calculated cap rate        9.06%          8.87%       8.60%
                                            -----------------------------------

                Average of Five Methods        9.85%          9.37%       8.92%
================================================================================


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

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================================================================================
                                Explanatory Notes

                          Capitalization Rate Evidence

The accompanying chart illustrates five different sets of data or evidence as to appropriate current property capitalization rates.

      Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

      Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature and are consistent with properties that would appeal to at least a regional and perhaps a national market of potential buyers.

      Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

      Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

      Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula Ro = Rm X DCR X M.

The actual cap rate used by the appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================


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                                                                              64


SALES COMPARISON APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per square foot of gross leasable area.

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. No recent arms length transactions of similar sized shopping centers in Pensacola and surrounding areas of the Florida Panhandle were discovered. As such, a search of the broader market was made. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in Birmingham and Slidell, Louisiana. Also, a sale of a neighborhood center within the subject's immediate market area was included.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


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                                                                              65


SALES COMPARISON APPROACH - (CONTINUED)

Sale #1
Address/Location:             Eastwood Festival Center
                              Crestwood Blvd.
                              Birmingham, AL
Grantor:                      Eastwood Real Estate, Inc.
Grantee:                      Developer's Diversified of Alabama, Inc.
Sale Date:                    12/09/1995
Sale Price:                   $17,649,000
Cash Equiv Price:             $17,649,000
Terms:                        Cash to Seller
Recorded:                     Inst. # 1995 129566; Jefferson County
Verified With:                Eric Zimmerman, Agent (404) 364-3222
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                04/17/1996
Rights Conveyed:              Leased Fee
Land Size:                    41.0 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Community Shopping Center
Building Size:                284,506 SF(NRA)
Land:Bldg Ratio:              6.3
Year Built:                   1986
Condition:                    Good
Building
Description:                  One story masonry construction with stucco
                              exterior finish, and flat built-up roof.
Anchors:                      Office Depot, Michaels, Steimart, Cobb Theatre
Anchor - Sq. Ft.:             184,506                     Anchor %:  64.85
Local - Sq. Ft.:              100,000                     Local %:  35.15
Lease Information:            All tenants pay pro-rata share of CAM, taxes, and
                              insurance.


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                                                                              66


SALES COMPARISON APPROACH - (CONTINUED)

Sale #1 (Continued)
ANALYSIS
(1|2|3) *Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(B\E\F)          Potential Gross Income:         $2,751,454            $9.67
(B\E\F)          Vac & Credit Loss:                $137,573            $0.48
                                                 ----------            -----
(B\E\F)          Effec. Gross Income:            $2,613,881            $9.19
(B\E\F)          Less Expenses:                    $725,438            $2.55
                                                 ----------            -----
(B\E\F)          Net Oper. Income                $1,888,443            $6.64

================================================================================
Field 1:             S=Seller       B=Buyer                       A=Appraiser
Field 2:             A=Actual       E=Estimated
Field 3:             P=Prior Year   F=Year Following
================================================================================

INDICATORS OF VALUE:                Price Per SF (NRA):                 $62.03
                                    PGIM:                               6.41
                                    EGIM:                               6.75
                                    Ro:                                 10.7%
                                    Expense Ratio:                      27.75%

Remarks: In addition to the anchor tenants noted above, this center includes several large owner occupied retail stores such as Home Depot, Campo Electronics, and Western Supermarket. The owner occupied stores were not included in the sale. The sale was originally negotiated at a 10.25% cap rate, but because of a kick-out clause in the Steinmart lease the purchasers renegotiated for a 10.7% cap rate. Occupancy at time of sale was not reported but was believed to be in excess of 95%. The potential gross income includes expense contribution and the expenses are gross before deductions for contributions.


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                                                                              67


SALES COMPARISON APPROACH - (CONTINUED)

Sale #2
Address/Location:             The Village on Lorna
                              3301 Lorna Road
                              Hoover, AL
Grantor:                      Lorna Properties
Grantee:                      Village on Lorna Shopping Center, Ltd.
Sale Date:                    05/26/1995
Sale Price:                   $11,200,000
Cash Equiv Price:             $11,200,000
Equity:                       $2,240,000
Debt:                         $8,960,000        Year 1 Debt Service:  $933,084
Terms:                        Cash to seller: Equity, debt and YR1 Debt Service
                              estimated based on 80% LTV, 8.5% interest, 20 yr.
                              amortization
Recorded:                     Inst. #1995 61351; Jefferson County
Verified With:                Hunter Keller, Engel Realty (205) 939-6800
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                04/18/1996
Rights Conveyed:              Leased Fee
Land Size:                    12.6 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      728                         Parking Ratio:  5.15
Building Size:                141,444 SF(NRA)
Land:Bldg Ratio:              3.9
Year Built:                   1986
Condition:                    Avg/Good
Building
Description:                  One story masonry construction neighborhood
                              shopping center containing two separate buildings.
Anchors:                      Delchamps 51,945 sq.ft., Drugs for Less 14,500
                              sq.ft.
Anchor - Sq. Ft.:             66,445                      Anchor %:  46.98
Local:                        Typical local, regional and national small shops
Local - Sq. Ft.:              74,999                      Local %:  53.02
Lease Information:            Anchors & Local: CAM, taxes and insurance.
                              Delchamps recently expanded and renovated their
                              space with an estimated expenditure of 2.5 to 3
                              million dollars. In conjunction, they signed a new
                              15 year lease with 3, 5 year options.


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                                                                              68


SALES COMPARISON APPROACH - (CONTINUED)

Sale #2 (Continued)

ANALYSIS
(1|2|3) *Source                              TOTAL $ AMOUNT       $ PER SF (NRA)
                                             --------------       --------------
(A\E\F)          Potential Gross Income:       $1,578,760             $11.16
(A\E\F)          Vac & Credit Loss:               $94,725              $0.67
                                               ----------             ------
(A\E\F)          Effec. Gross Income:          $1,484,034             $10.49
(A\E\F)          Less Expenses:                  $376,266             $2.66
                                               ----------             ------
(A\E\F)          Net Oper. Income              $1,107,768             $7.83
(A\E\F)          Debt Service (Yr 1):            $933,084             $6.60
                                               ----------             ------
(A\E\F)          Cash Flow:                      $174,684             $1.24

================================================================================
Field 1:             S=Seller       B=Buyer                       A=Appraiser
Field 2:             A=Actual       E=Estimated
Field 3:             P=Prior Year   F=Year Following
================================================================================

INDICATORS OF VALUE:                Price Per SF (NRA):                 $79.18
                                    PGIM:                               7.09
                                    EGIM:                               7.55
                                    Ro:                                 9.89%
                                    Re:                                 7.79%
                                    Expense Ratio:                      25.35%

Remarks: PGI includes potential rent based on actual base rent plus expense contributions and misc. income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamps expansion and rent concession during this period. Also, leasing commissions and T.I. was deducted as expenses before NOI calculated.


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                                                                              69


SALES COMPARISON APPROACH - (CONTINUED)

Sale #3
Address/Location:             Village at Northshore
                              U.S. 190 @ Northshore Boulevard
                              Slidell, LA
Grantor:                      Maurin-Ogden Limited Partnership
Grantee:                      IRT Property Co.
Sale Date:                    12/21/1994
Sale Price:                   $8,239,000
Cash Equiv Price:             $8,239,000
Equity:                       $2,401,237
Debt:                         $5,837,763
Terms:                        $2,401,237 cash plus assumption of above debt.
Recorded:                     Instrument #932973; St. Tammany Parish County
Verified With:                Grady Brome, Agent, Sterling Properties (504)
                              523-4481
Verified By:                  David P. Mullins, H.J. Porter & Associates
Rights Conveyed:              Leased Fee Estate
Land Size:                    12.88 Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Community Shopping Center
Parking:                      621                         Parking Ratio:  5.00
Building Size:                124,248 SF(NRA)
Land:Bldg Ratio:              4.5
Year Built:                   1990
Condition:                    Good
Building
Description:                  Concrete block with brick veneer and dryvit
                              exterior. Roof cover is built up on steel frame
                              with slate accents.
Anchors:                      Delchamps
Anchor - Sq. Ft.:             101,348                     Anchor %:  81.57
Local:                        Typical
Local - Sq. Ft.:              22,900                      Local %:  18.43
Lease Information:            Pass Throughs: Local: (X) CAM (X) Taxes (X)
                              Insurance Anchor: (X) CAM (X) Taxes (X) Insurance
                              Kirschman's Furniture is on a ground lease.


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                                                                              70


SALES COMPARISON APPROACH - (CONTINUED)

Sale #3 (Continued)

ANALYSIS
(1|2|3) *Source                              TOTAL $ AMOUNT      $ PER SF (NRA)
                                             --------------      --------------
(A\E\P)          Potential Gross Income:        $914,682              $7.36
(A\E\P)          Vac & Credit Loss:              $17,404              $0.14
                                                --------              -----
(A\E\P)          Effec. Gross Income:           $879,278              $7.08
(A\E\P)          Less Expenses:                  $57,289              $0.46
                                                --------              -----
(A\E\P)          Net Oper. Income               $839,989              $6.76

================================================================================
Field 1:             S=Seller       B=Buyer                       A=Appraiser
Field 2:             A=Actual       E=Estimated
Field 3:             P=Prior Year   F=Year Following
================================================================================

INDICATORS OF VALUE:                Price Per SF (NRA):                 $66.31
                                    PGIM:                               9.01
                                    EGIM:                               9.37
                                    Ro:                                 10.20%
                                    Expense Ratio:                      6.52%

Remarks: PGI based on following estimated rents: Delchamp's $9.00/sq.ft., Service Merchandise $4.00/sq.ft., average local space $9.50/sq.ft., and Kirschman's ground lease @ $35,000/yr. Vacancy based on 8% of local tenant income. No expense contributions included in PGI. Likewise, not tax, CAM or insurance included in expenses. Expenses based on 5% of EGI plus $.10/sq.ft.


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SALES COMPARISON APPROACH - (CONTINUED)

Sale #4
Address/Location:             Ensley Square Shopping Center
                              Northeast Corner of Nine Mile Road and Palofax
                               Highway
                              Pensacola, Florida
Grantor:                      Noro - Ensley Square Holdings BV
Grantee:                      Branch / HOP Associates, L.P.
Sale Date:                    11/15/1995
Sale Price:                   $3,450,000
Cash Equiv Price:             $3,450,000
Terms:                        Cash Buyer assumed loan of $1,518,700 at a
                              reported market level rate. No known affect on
                              sale price.
Recorded:                     O.R. Book 3872 Page 477; Escambia County
Verified By:                  Terry Hoffman, MAI  - Hoffman & Associates
Rights Conveyed:              Leased Fee
Land Size:                    6.41  Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Shopping Center
Building Size:                60,630 SF(NRA)
Land:Bldg Ratio:              4.61
Year Built:                   1976
Condition:                    Average
Building
Description:                  One story masonry and wood exterior neighborhood
                              shopping center. Built up flat roof.
Anchors:                      Delchamps
Anchor - Sq. Ft.:             38,427                      Anchor %: 63.4
Local:                        Radio Shack, GTE Mobile Net, Vick's Cleaners,
                              Isey's Pet Center, Ann's Hallmark, Northwest
                              Financial, Delchamp's Liquor, etc.
Local - Sq. Ft.:              22,203                      Local %: 36.6
Lease Information:            Tenants pay a pro-rata share of CAM, Taxes, and
                              Insurance.


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                                                                              72


SALES COMPARISON APPROACH - (CONTINUED)

Sale #4 (Continued)

ANALYSIS
(1|2|3) *Source                          TOTAL $ AMOUNT       $ PER SF (NRA)
                                         --------------       --------------
(A\E\F)         Effective Gross Income      $454,218               $7.49
(A\E\F)         Expenses                     $90,843               $1.50
                                            --------               -----
(A\E\F)         Net Oper. Income            $363,375               $5.99

  ==============================================================================
* Field 1:        S=Seller        B=Buyer                      A=Appraiser
  Field 2:        A=Actual        E=Estimated
  Field 3:        P=Prior Year    F=Year Following
  ==============================================================================

INDICATORS OF VALUE:              Price Per SF (NRA):                 $56.90
                                  PGIM:                               N/A
                                  EGIM:                               7.60
                                  Ro:                                 10.53%
                                  Expense Ratio:                      20%

Remarks: Verification of effective gross income was through the purchaser's agent. Net income was estimated based on discussions with the agent.


                                                       H. J. Porter & Associates

                               IMPROVED SALES MAP

                                [GRAPHIC OMITTED]

The sales present on the previous pages are compared to the proposed subject and adjusted for items of difference.

===================================================================================================================
                                                   MARKET SALES COMPARISON GRID
===================================================================================================================
Comp. Number                           SUBJECT                #1                #2                #3             #4
Name                           Nine Mile Plaza    Festival Cntr.  Village on Lorna    Village@Norths  Ensley Square

Grantor                                              Eastwood RE       Lorna Prop.      Maurin-Ogden           Noro

Grantee                                         Developer's Div.    Vill. on Loran  IRT Property Co.     Branch/HOP
                                                                              Ltd.

Location                        Nine Mile Road   Crestwood Blvd.          Lorna Rd      U.S. Hwy 190  Nine Mile Rd.

                                 Pensacola, FL    Birmingham, AL    Birmingham, AL       Slidell, LA  Pensacola, FL

Cash Eq. Sale Price                                  $17,649,000       $11,200,000        $8,239,000     $3,450,000

Date of Sale                          10/01/97          12/09/95          05/26/95          12/21/94       11/15/95

Building Area SF (NRA)                 190,137           284,506           141,444           124,248         60,630
===================================================================================================================
Unadjust. Price/SF                                        $62.03            $79.18            $66.31         $56.90

Net Oper. Income                    $1,180,287        $1,888,443        $1,107,768          $839,989       $363,375

Per SF                                   $6.21             $6.64             $7.83             $6.76          $5.99
===================================================================================================================
ADJUSTMENTS                                                   #1                #2                #3             #4

                                                          Normal            Normal            Normal         Normal

Conditions of Sale                                            0%                0%                0%             0%

Market Conditions/Time                                      9.1%             11.8%             13.9%           9.4%

at 0% /year
===================================================================================================================
Preliminary Adj. Price                               $19,255,059       $12,521,600        $9,384,221     $3,774,300

Preliminary Adj. Price/Sq.Ft.                             $67.68            $88.53            $75.53         $62.25
===================================================================================================================
PHYSICAL DIFFERENCES                                          #1                #2                #3             #4

        NOI Adjuster                                      -6.48%           -20.69%            -8.14%          3.67%

Adjustment                                          ($1,246,939)      ($2,590,676)        ($763,509)       $138,622
===================================================================================================================
Final Adjusted Price                                 $18,008,120        $9,930,924        $8,620,712     $3,912,922

Final Adj. Price/Sq.Ft.                                   $63.30            $70.21            $69.38         $64.54
===================================================================================================================


                                                       H. J. Porter & Associates

The sales were adjusted to the subject for the following items:

Condition of sale:              No adjustment indicated.

Time: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

Net Operating Income:           The comparable sales were adjusted to the
                                subject based on the difference in net operating income. The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                          =============================
                          Sale #      SP/SF      NOI/SF
                          -----------------------------
                            1        $62.03       $6.64
                            2        $79.18       $7.83
                            3        $66.31       $6.76
                            4        $56.90       $5.99
                          =============================

                                The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The comparable sales present an adjusted range of value from $63.30 to $70.21 per square foot. Based on this analysis with consideration given to the subject's cross collateralization, the subject's value is estimated at $66.00 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:

190,137 Sq.Ft. GLA @  $66.00        =                               $12,549,042
                                    Rounded                         $12,550,000


                                                       H. J. Porter & Associates

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

                         SALE #               EGIM
                         ------               ----
                           1                  6.75
                           2                  7.55
                           3                  9.37
                           4                  7.60

The Effective Gross Income Multipliers of the four comparable sales range from
6.75 to 9.37. The high end of the range is established by Sale No. 3. No consideration was given to Sale 3's EGIM because its estimated effective gross income does not include reimbursement income. Considering the subject property's overall effective age, an EGIM of 7.60 is considered reasonable. The subject is valued by EGIM as:

$1,468,651 x 7.6                =                                  $11,161,748
                                Rounded                            $11,160,000

Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance and very little emphasis is placed on the EGIM indicator. Considering this factor, the concluded prospective market value estimate "At Stabilized Occupancy" by the Sales Comparison Approach is $12,500,000.


                                                       H. J. Porter & Associates

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach........................................................$11,670,000

This approach is considered to be less reliable than the Income and Market Approaches. While the estimated cost new is believed to be reliable, being based on a respected national cost service's figures, and the estimation of accrued depreciation somewhat straight forward, the subject's estimated land value is less conclusive. The market for vacant commercial land similar to the subject property is not very active. This approach is given secondary consideration to the Income and Market Approaches.

Income Approach......................................................$13,110,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration and is supported by the Market Approach.

Market Approach......................................................$12,500,000

This approach is based on the most recent sales of other neighborhood shopping centers. Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the prospective market value of the subject's leased fee interest, "At Completion" as of October 1, 1997 is:

                            THIRTEEN MILLION DOLLARS
                                  ($13,000,000)


                                Divided As:
                                Improvements                        $11,440,000
                                Land                                  1,560,000
                                                                    -----------
                                Total                               $13,000,000


                                                       H. J. Porter & Associates

VALUE "AS IS"

The value "As Is" is calculated by subtracting the estimated cost of renovation with an allowance for developer's profit from the estimated value "At Completion of Proposed Renovation." Renovation cost estimates were obtained from representatives of Newton, Oldarcre, McDonald, the project developer. According to information obtained, the total costs for the renovation and 2,800 square foot addition is $1,122,895. Based on a physical inspection by the Associate Appraiser, it is estimated that 75% of the project is complete. Thus, the remaining costs to complete are estimated at $280,724. The contractor is nearing completion of the new facade. Additional site improvements and the 2,800 square foot shop space addition remain. The estimates did not include an allowance for developer's profit. The developer's profit used in the Cost Approach was estimated at 20%. For renovation projects where leases are already in place, a lower developers profit would be expected. A rate of 10% is considered most likely for a renovation project like the subject. The "As Is" value for the subject property is presented in the following table.

================================================================================
CALCULATION OF "AS IS" VALUE
================================================================================
Prospective Market Value "At Completion of
 Proposed Renovation"                                                $13,000,000

Less Estimated Renovation Cost                                          $280,724

Less Developers Profit on Renovation Cost @ 15%                          $28,072
                                                                     -----------

Estimated "As Is" Value                                              $12,691,204

                                                      Rounded        $12,690,000
================================================================================

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market value of the leased fee interest in the subject property "As Is" as of August 13, 1997 is:

               TWELVE MILLION SIX HUNDRED NINETY THOUSAND DOLLARS
                                  ($12,690,000)


                                                       H. J. Porter & Associates

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the applicable State Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the applicable State Real Estate Appraisers Board. The undersigned State Certified General Real Property Appraisers have met the requirements of the board that allow this report to be regarded as a "certified appraisal."

8. Howard J. Porter, Jr., MAI, CCIM is currently certified under the continuing education program of the Appraisal Institute.

9. Matthew S. Rice has made a personal inspection of the property that is the subject of this report. Howard J. Porter, Jr., MAI, CCIM has not made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the persons signing this report.

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


                                                       H. J. Porter & Associates

12. Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market values of the leased fee interest in the subject property on the effective dates of value are:

"As Is"
Leased Fee Interest
as of August 13, 1997:

               TWELVE MILLION SIX HUNDRED NINETY THOUSAND DOLLARS
                                  ($12,690,000)

Prospective Market Value
"At Completion of Proposed Renovation"
Leased Fee Interest
as of October 1, 1997

                            THIRTEEN MILLION DOLLARS
                                  ($13,000,000)


       /s/ HOWARD J. PORTER, JR.                              11/25/97
       -----------------------------------------------        --------
       HOWARD J. PORTER, JR., MAI, CCIM                         Date
       Certified General Real Property Appraiser
       Alabama Certificate #G00051


       /s/ MATTHEW S. RICE                                    11/25/97
       -----------------------------------------------        --------
       MATTHEW S. RICE                                          Date
       Certified General Real Property Appraiser
       Florida Temporary Practice Permit #00001155


                                                       H. J. Porter & Associates

ADDENDUM

      EXHIBITS

      Location Map................................................ Facing Page 4
      Tax Map Location............................................ Facing Page 7
      Area Map................................................... Facing Page 10
      Subject Photographs........................................ Facing Page 18
      Site Plan.................................................. Facing Page 21
      Land Sales Map............................................. Facing Page 34
      Rental Location Map........................................ Facing Page 47
      Improved Sales Map......................................... Facing Page 73

      REAR EXHIBITS
      Improved Sale Photographs
      Lease Synopsis
      Engagement Letter
      Assumptions and Limiting Conditions
      Appraisers' Qualifications


                                                       H. J. Porter & Associates

                                [GRAPHIC OMITTED]

                               IMPROVED SALE NO. 1

                                [GRAPHIC OMITTED]

                               IMPROVED SALE NO. 2

                                [GRAPHIC OMITTED]

                               IMPROVED SALE NO. 3

                                [GRAPHIC OMITTED]

                               IMPROVED SALE NO. 4

                              DRAFT LEASE SYNOPSIS

Tenant:                             Winn-Dixie Montgomery, Inc.

Area:                               46,372 sq.ft. (After renovation)

Term:                               20 years from date of execution (3/21/97)

Renewal Options:                    Five options for five years each

Minimum Rental:                     $8.60 per sq.ft. - $398,800 per year

Percentage Rent:                    1% of gross sales exceeding $39,880,000

Expense Contributions:

         C.A.M.                     Tenant Pays Pro Rata Share
         Tax                        Tenant Pays Pro Rata Share
         Insurance                  Tenant Pays Pro Rata Share
         Other                      None

Utilities Paid By:                  Tenant

Repairs by Landlord:                Roof, exterior and structural maintenance
                                    and electrical and plumbing services to
                                    demised premises

Repairs by Tenant:                  All other including mechanical, plate glass,
                                    and HVAC

Parking: No special stipulation found in new lease amendment. Assumed to be based on new site plan.

Subletting:                         Allowed

Subordination:                      Lease is subordinate to any mortgage.

Remarks: The lease has been executed. According to information obtained form Newton, Oldacre, McDonald, the owners have paid the $1,118,500 contribution to Winn Dixie for proposed additions and renovation. The renovation has not yet begun but will be tenant's responsibility.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             TJX Companies, Inc.

Area:                               78,000 Sq.Ft.

Term:                               22 years, ending 10/31/2012 (Original term)
                                    TJX commencement 11/15/90

Renewal Options:                    Five, five year renewal options

Minimum Rental:                     $331,500 or $4.25/Sq.Ft. per year - Initial
                                    term
                                    $409,500 or $5.25/Sq.Ft. per year - Renewal terms

Percentage Rent:                    2% of the first $500,000 over $20,000,000
                                    1.75% of the next $500,000 over $25,500,000
                                    1.5% of the next $500,000
                                    1.25% of the next $500,000
                                    1.0% of the next $500,000

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share.
         Insurance                  Tenant pays pro rata share.

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            Not specified

Subletting:                         Implied allowance

Subordination:                      Lease is subordinate to any mortgage.

Remarks: The lease was assumed by TJX from Zayre's stores. TJX has subsequently relet a portion of the premises to Big Lots (25,000 Sq. Ft.) And Beall's Outlet (21,600 Sq. Ft.)


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Eckerd Drugs of Florida, Inc.

Area:                               8,640 Sq.Ft.

Term:                               20 Years from commencement

Expiration:                         9/30/05 (according to rent roll)

Renewal Options:                    Four, five year options

Minimum Rental:                     $56,160/year; $6.50/Sq.Ft. per year

Percentage Rent:                    2% of gross sales exceeding minimum rent

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share over base year
                                    taxes. According to the rent roll, the base
                                    year tax amount is $61,267.
         Insurance                  Tenant pays pro rata share.

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components, building exterior,
                                    roof, and any water, gas, or electrical
                                    lines or conduits permanently embedded in walls or floor.

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            855 spaces required with a minimum ratio of
                                    5.18 parking spaces for each 1,000 sq.ft. of gross leasable area.

Subletting:                         Allowed without Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks: Tenant has exclusive right to operate a drug store in the shopping center. Tenant has additional expansion area of 2,560 sq.ft. at the rear of its existing space.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             The Shipping Poste

Area:                               1,795 Sq.Ft.

Term:                               Three years - initial term, commencing Aug.
                                    1986

Expiration:                         8/98 (according to the information in lease)

Renewal Options:                    Five, three year renewal options

Minimum Rental:                     $12,000/year; $1,000/month; $6.69/Sq.Ft.
                                    Contract CPI adjustments for each renewal year

Percentage Rent:                    None

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share including lease
                                    taxes.
         Insurance                  Tenant pays pro rata share.

         Other Management fee totaling 5% of CAM, Taxes, and insurance not to exceed 5% of base minimum rent.

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks:                            This property was assigned to Billy and Jean
                                    Massey, 5/10/91.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Little Caesar's Emerald Coast Corporation

Area:                               1,750 Sq.Ft.

Term:                               Ten years, commencing 6/3/87

Renewal Options:                    Two, five year options

Minimum Rental:                     Years 1-5                 $15,750
                                    Years 6-10                $16,625
                                    Option Period 1           $17,500
                                    Option Period 2           $18,375

Percentage Rent:                    None

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share including
                                    management at 5%.
         Tax                        Tenant pays pro rata share including lease
                                    taxes.
         Insurance                  Tenant pays pro rata share.
         Other                      Management fee totaling 5% of CAM, Taxes,
                                    and insurance not to exceed 5% of base
                                    minimum rent.

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking: Three designated "Carry-Out" parking spaces adjacent to premises.

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Port City Cleaners, Inc.

Area:                               1,950 Sq.Ft.

Term:                               Five years initial term, commencing 11/1/88

Renewal Options:                    Two, five year options

Minimum Rental:                     1) $15,600 initial term
                                    2) $17,550 1st renewal
                                    3) $17,550 2nd renewal

Percentage Rent:                    5% of gross sales above $250,000, plus lease
                                    taxes.

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share including
                                    sale/lease taxes.
         Insurance                  Tenant pays pro rata share.
         Other                      Management fee of 5% of minimum and
                                    percentage rent

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks: Tenant has the exclusive right to operate a laundry and dry cleaners in the shopping center.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Ro Dan's Craft & Floral

Area:                               17,778 Sq.Ft.

Term:                               Ten years initial, commencing 8/1/90

Renewal Options:                    Four, five year renewal options with
                                    $.25/sq.ft. increase in each option period.

Minimum Rental:                     Years 1-5                 $5.17
                                    Years 6-10                $5.67
                                    Option Period 1           $5.92
                                    Option Period 2           $6.17
                                    Option Period 3           $6.42
                                    Option Period 4           $6.67

Percentage Rent:                    4% over $2,500,000 years 1-10, over
                                    $3,000,000 years option

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share including
                                    lease/sale taxes.
         Insurance                  Tenant pays pro rata share.
         Other                      Management Fee of 5% of minimum and
                                    percentage rent included

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks: Should the tenant remodel any of its existing warehouse space, the rental rate will increase $1.50/sq.ft. for that area which has been finished.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Movie Gallery of America, Inc.

Area:                               4,716 Sq.Ft.

Term:                               Five years, commencing 10/24/97

Renewal Options:                    One, three year option

Minimum Rental:                     $47,160 - $10.00/Sq.Ft. per year (Initial
                                    term)
                                    $54,234 - $11.50/Sq.Ft. per year (Renewal period)

Percentage Rent:                    No

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share.
         Insurance                  Tenant pays pro rata share.

Utilities Paid By:                  Tenant

Repairs by Landlord:                Roof, exterior walls, foundation, sprinkler
                                    systems, exterior facade and canopies, and structural components. One year warranty of HVAC included.

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass. HVAC repair cap of $250/per
                                    occurrence and a maximum of $500/year,
                                    unless new HVAC units are installed in which case the above caps do not apply.

Parking:                            None specified

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks: Tenant has the exclusive right to operate a video store in the shopping center. Tenant may terminate lease after thirty months with termination payment of $23,500. Tenant will receive a $25,000 tenant improvement allowance within ten days of tenant opening for business.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Baskin Robbins Franchise (Charles Harger)

Area:                               1,322 Sq.Ft.

Term:                               Five years, commencing 2/1/86. Terminated
                                    7/1991 (In second renewal period)

Expiration:                         8/31/01 (according to rent roll)

Renewal Options:                    Three, five year options

Minimum Rental:                     $1,213.66/month or $11.02/sq.ft.per year
                                    $14,564/year

Percentage Rent:                    3% of gross sales less minimum rent

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share including any
                                    lease/sales tax.
         Insurance                  Tenant pays pro rata share.
         Other                      None

Utilities Paid By:                  Tenant

Repairs by Landlord:                The roof, the structure of the leased
                                    premises, including but not limited to
                                    exterior walls, foundations, permanent parts of floors and ceilings, exterior doors and windows.

Repairs by Tenant:                  Interior components: mechanical, interior
                                    plumbing and electrical

Parking:                            None specified

Subletting:                         Allowed without Landlord's consent.

Subordination:                      Not specified

Remarks: Tenant has the exclusive right to operate an ice cream store and soda fountain within the shopping center. Tenant may terminate the lease after one year by paying six months rent in advance.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Volume Shoe Corporation
                                    d/b/a Payless Shoe Source

Area:                               3,084 Sq.Ft.

Term:                               Ten years, commencing 1/1/88

Expiration:                         1/31/98 (According to the rent roll)

Renewal Options:                    One, five year renewal option

Minimum Rental:                     Years 1-5                 -  $27,756
                                    Years 6-10                -  $30,840
                                    Renewal 5 yr.    -  $33,924

Percentage Rent:                    5% of gross sales when such exceeds the
                                    guaranteed minimum rent

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share. First year
                                    maximum $2,313 with a maximum increase of 5%
                                    per year over previous year.
         Tax                        Tenant pays pro rata share including leases
                                    taxes.
         Insurance                  Tenant pays pro rata share.

         Other                      None

Utilities Paid By:                  Tenant

Repairs by Landlord:                Roof, exterior walls, foundation, sprinkler
                                    system, exterior canopies, and structural components

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            Not less than 1 per 200 sq.ft. of gross
                                    leasable area

Subletting:                         Allowed. Landlord has the right to cancel
                                    the lease within 15 days of Notice.

Subordination:                      Lease is subordinate to any mortgage

Remarks: 80% occupancy requirement for shopping center. Anytime after second full year of lease, the tenant may terminate with 90 days notice. The tenant has exclusive right to operate a retail shoe store.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Jackson Hewitt Tax Service

Area:                               1,128 Sq.Ft.

Term:                               Three Years, commencing 9/1/95

Expiration:                         7/31/98 (According to the rent roll and
                                    lease)

Renewal Options:                    No

Minimum Rental:                     Year 1-    -  $8,881
                                    Year 2-    -  $9,523
                                    Year 3-    -  $10,165

Percentage Rent:                    No

Expense Contributions:

         C.A.M.                     Included in minimum rent
         Tax                        Included in minimum rent
         Insurance                  included in minimum rent
         Other                      None

Utilities Paid By:                  Tenant

Repairs by Landlord:                Landlord shall make necessary repairs to the
                                    structural exterior (excluding the exterior of and frames surrounding all windows, doors, plate glass, store fronts and signs) and to the roof.

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with landlord approval.

Subordination:                      Lease is subordinate to any mortgage


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             M.P. and Co. Hair Designs

Area:                               930 Sq.Ft.

Term:                               Three Years, commencing 12/1/88

Expiration:                         11/30/97 (According to the rent roll)

Renewal Options:                    Two for Three Years

Minimum Rental:                     Initial Term              -  $6,510
                                    1st Option -              -  $6,975
                                    2nd Option-               -  $7,440

Percentage Rent:                    6% of gross sales when such exceeds the
                                    $108,500.

Expense Contributions:              Portion of this lease not included - Assumed
                                    to be:

         C.A.M.                     Pro-rata
         Insurance                  Pro-rata
         Other                      Pro-rata

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural portions

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with landlord approval.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Pensacola School of Ballet

Area:                               947 Sq.Ft.

Term:                               Three Years, commencing 3/1/92

Expiration:                         3/30/98 (According to the rent roll and
                                    lease)

Renewal Options:                    One for Three Years

Minimum Rental:                     Initial Term              -  $5,196
                                    1st Option -              -  $6,137

Percentage Rent:                    No

Expense Contributions:

         C.A.M.                     Pro-rata
         Insurance                  Pro-rata
         Taxes                      Pro-rate
         Other                      Lease stipulates a management fee of 5%
                                    minimum rent

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural portions

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             Robert Hill/Media One

Area:                               925 Sq.Ft.

Term:                               One Year

Expiration:                         11/1/97 (According to the rent roll)

Renewal Options:                    No

Minimum Rental:                     $5,550

Percentage Rent:                    No

Expense Contributions:

         C.A.M.                     Pro-rata
         Tax                        Pro-rata
         Insurance                  Pro-rata
         Other                      Administrative costs of 15% of CAM charges

Utilities Paid By:                  Tenant

Repairs by Landlord:                Roof and structural portions of the
                                    building.

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking:                            None specified

Subletting:                         Allowed with landlord approval.

Subordination:                      Lease is subordinate to any mortgage


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             A.R. Holland, Inc.
                                    d/b/a Burger King

Area:                               3,100 Sq.Ft.

Term:                               20 years, commencing 1/11/93 to 1/10/2013

Renewal Options:                    Four, five year options

Minimum Rental:                     Initial term     -        $42,000/yr.
                                    Option Period 1           $45,000/yr.
                                    Option Period 2           $48,000/yr.
                                    Option Period 3           $51,000/yr.
                                    Option Period 4           $54,000/yr.

Percentage Rent:                    None specified

Expense Contributions:

         C.A.M.                     Tenant pays pro rata share.
         Tax                        Tenant pays pro rata share including lease
                                    taxes.
         Insurance                  Tenant pays pro rata share

Utilities Paid By:                  Tenant

Repairs by Landlord:                Structural components and roof

Repairs by Tenant:                  Interior components: mechanical, electrical
                                    and glass

Parking: In the case of Eminent Domain condemnation, the property must maintain 40 spaces adjacent to the building.

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate to any mortgage.

Remarks: Tenant has the option to purchase the property at any time during the lease term for the agreed market value. Tenant has right of first refusal. Tenant has right to operate a fast food sandwich and deli restaurant exclusively within 700' of the demised premises. Tenant may cancel the lease if Winn Dixie vacates the premises or there is a 35% vacancy in the shopping center.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                             TSW Foods, Inc.
                                    d/b/a Popeye's Restaurant

Area:                               2,000 Sq.Ft.

Term:                               20 years, commencing May 1986

Renewal Options:                    Four, five year options

Minimum Rental:                     $45,000/yr.

Percentage Rent:                    5% of gross sales above $1,100,000

Expense Contributions:

         C.A.M.                     Tenant maintains own demised area.
         Tax                        Tenant pays total expense, including lease
                                    taxes.
         Insurance                  Tenant pays total expense

Utilities Paid By:                  Tenant

Repairs by Landlord:                None

Repairs by Tenant:                  Tenant responsible for all repairs.

Parking:                            Cross access and use easement with shopping.

Subletting:                         Allowed with Landlord's consent.

Subordination:                      Lease is subordinate only with mutual
                                    consent.

Remarks: This property was developed to the tenants specifications on a .86 acre pad in the southeast corner of the shopping center. FF&E owned by tenant. Tenant and landlord grant nonexclusive easements between shopping center and restaurant. Tenant has exclusive right to operate a fast food fried chicken restaurant.


                                                       H. J. Porter & Associates

                     [LETTERHEAD OF H.J. PORTER ASSOCIATES]

                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                            Re: Agreement for Appraisal Service.

Dear Mr. Rokovich:

Please allow this to serve as our proposal and agreement for appraisal services on the properties described below.

Property To Be Appraised

The real estate to be appraised is briefly described as:

59 West Shopping Center
700 Academy Drive
Bessemer, AL

Clanton Marketplace
Highway 31 & Ollie Avenue
Clanton, AL

Belts Crossing Shopping Center
144l Fox Run Parkway
Opelika, AL

Opp Marketplace
507 B. Cummings Road
Opp, AL

Greenbrier Station Shopping Center
1408 Golden Springs Road
Anniston, AL

Russell Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL

29 North Shopping Center
1550 South U.S. Highway 29
Cantonment, FL

Nine Mile Plus Shopping Center
312 East Nine Mile Road
Pensacola, FL

Parker Shopping Center
208 South Tyndal Parkway
Parker, FL.

The "T" Shopping Center
17184 Front Beach Road
Panama City Beach, FL

Mandeville Marketplace
619 N. Causeway Blvd.
Mandeville, LA

Mr. Rokovich
July 31, 1997
page 2


Purpose Of The Appraisal

These appraisals will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

Function of the Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purposes and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merrill Lynch to potential investors in a securitization or other sale of the mortgage loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.
2)    On-site inspection of the site and improvements.
3)    Review of public records pertaining to the subject.
4) Research into public records and interviews with Realtors', management agents, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.
5) Analysis of comparable data and completion of the Cost. Market, and Income Approaches to value as may be deemed applicable.

Resort and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisal Standards hoard of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of Inspection-The reports will be addressed to Mr. Anthony-Rokovicb, Merrill Lyncb Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated data of stabilized occupancy, as may be applicable.

Three (3) copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee far this assignment shall be Forty Six Thousand ($46,000.00) due and payable on delivery of the completed reports. Any amount past due over sixty
(60) days shall be subject to a late charge of 1-1/2% per month.


                          [LOGO]H.J. Porter Associates

Mr. Rokovich
July 31, 1997
page 3


The fee charged is for the appraisal reports requested. Should revisions be requested duo to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a chug. of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H. I. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of H.J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o     Legal name and address of owner

o     Copy of all current leases on the subject property.

o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.

o     Ad Valorem tax information.

o Insurance information including limits of coverage, carrier, annual premium, and agent.

o     Current year to date and prior three years income and expense history.

o     Survey and Legal description of property to be appraised.

o     Plot plan.

o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information rioted above and an executed copy of the agreement, we will begin work on this assignment, This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted arc subject to change.

Your choice of us for this assignment is appreciated.

                                   Yours very truly,


                                   /s/ David P. Mullins

                                   David P. Mullins, MAI
                                   H.J. Porter & Associates

The above terms and conditions are acceptable and you are authorized to proceed as of this ___ day of _________, l997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                    Client:


                                    By: /s/ [ILLEGIBLE]
                                       ----------------------
                                    Its: Director


                          [LOGO]H.J. Porter Associates

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.    COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

      Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

      Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.    CONFIDENTIALITY:

      The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

      This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.    INFORMATION USED:

      No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                  H.J. Porter & Associates, Inc.

4.    TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

      The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.    EXHIBITS:

      The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6.    LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL
      NATURE HIDDEN COMPONENTS, SOIL:

      No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

      The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

      The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                  H.J. Porter & Associates, Inc.

      The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.    RELATING TO THE AMERICAN WITH DISABILITIES ACT:

      The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.    LEGALITY OF USE:

      The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.    COMPONENT VALUES:

      The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                  H.J. Porter & Associates, Inc.

10.   AUXILIARY AND RELATED STUDIES:

      No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.   DOLLAR VALUES, PURCHASING POWER:

      The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.   INCLUSIONS:

      Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.   PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

      Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.   VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

      The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.


                                                  H.J. Porter & Associates, Inc.

      In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.   MANAGEMENT OF THE PROPERTY:

      It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.   CONTINUING EDUCATION CURRENT:

      The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.   FEE:

      The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.   AUTHENTIC COPIES:

      The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.   HAZARDOUS MATERIALS:

      Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                  H.J. Porter & Associates, Inc.

21.   NOTE:

      ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                                 MATTHEW S. RICE

CURRENT STATUS

Matthew S. Rice is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H.J. Porter & Associates, Inc., with offices located at:

H.J. Porter & Assoc., Inc.
631 Stage Road/Box 28
   Auburn, AL 36830
    (334) 826-8682

H.J. Porter & Assoc. of Birmingham
#14 Office Park Circle, Suite 230
      Birmingham, AL 35223
       (334) 871-3600

H.J. Porter & Assoc. Of Montgomery
      235 S. Court Street
     Montgomery, AL 36104
       (334) 262-8331

CERTIFICATION

Mr. Rice is currently a Certified General Real Property Appraiser in the State of Georgia (Certificate #4139) and the State of Alabama (Certificate #463).

EDUCATION

Mr. Rice is a 1985 graduate of the University of Georgia, with a degree in Economics. Professional education includes:

Course                              Sponsor                   Location
------                              -------                   --------
Real Estate Appraisal Principles    Appraisal Institute       Atlanta, GA
Standards of Professional Practice  Appraisal Institute       Atlanta, GA
Appraisal Procedures                Appraisal Institute       Athens, GA
Basic Income Capitalization         Appraisal Institute       Chicago, IL

PROFESSIONAL EXPERIENCE

Assignments include the valuation of commercial properties in twenty-five states throughout the Nation. The scope of Mr. Rice's experience includes the appraisal of office buildings, industrial properties, retail buildings, single-family subdivisions, mobile home parks, vacant land, self storage facilities, and multi-family developments. Additionally, Mr. Rice has performed market studies to determine demand for potential self storage development, and market studies to determine subdivision lot pricing and absorption.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                         HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

H.J. Porter & Assoc., Inc.
631 Stage Road/Box 28
   Auburn, AL 36830
    (334) 826-8682

H.J. Porter & Assoc. of Birmingham
#14 Office Park Circle, Suite 230
     Birmingham, AL 35223
       (334) 871-3600

H.J. Porter & Assoc. Of Montgomery
     235 S. Court Street
     Montgomery, AL 36104
      (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IRIWA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IRIWA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG5 1) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                  H.J. Porter & Associates, Inc.

              PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER. JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

Governmental
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U. S. Internal Revenue Service
Jefferson County, AL
Montgomery County, AL
State of Alabama DOT
U.S. Government Services Admin.
U.S. Department of the Interior
U.S. Postal Service
Farmers Home Administration
Birmingham Airport Authority
Auburn University
State of Alabama Department of Revenue

Lenders
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SouthTrust Bank
Federal National Mortgage Association
New York Life Insurance Co.
Provident Mutual Life
Washington Mortgage Financial
Columbus Bank & Trust Co.
1st Interstate Mortgage (Chicago)
Nations Bank
AmSouth Bank
First Union Bank

Corporate
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Chrysler Realty Corp.
McDonald's Corporation
Norfolk Southern Railroad
South Central Bell
Diversified Products Corporation
INOUE SAKAE Co. (Japan)
TIME/LIFE Corporation
Baptist Medical Center (B `ham)
Alabama Power Company
Southern Natural Gas

Development
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Colonial Properties, Inc.
Helms-Roark Development
Beisel-Moss Development
Shannon, Strobel & Weaver
Polar-BEK, Inc.
Southern Investment Properties
McWhorter & Co.

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                  H.J. Porter & Associates, Inc.